Exhibit 99.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 30, 2013

among

QUANTA SERVICES, INC.

and

CERTAIN SUBSIDIARIES OF THE COMPANY,

as Borrowers,

CERTAIN SUBSIDIARIES OF THE BORROWERS,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Domestic Swing Line Lender and L/C Issuer,

BANK OF AMERICA, N.A. (Australia branch),

as Australian Swing Line Lender,

BANK OF AMERICA, N.A. (Canada branch),

as Canadian Swing Line Lender

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

BANK OF MONTREAL,

JPMORGAN CHASE BANK, N.A.,

PNC BANK NATIONAL ASSOCIATION

HSBC BANK USA, N.A.,

COMPASS BANK,

SUMITOMO MITSUI BANKING CORPORATION

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Managers

i

SCHEDULES

1.01(a)	Dispositions
1.01(b)	Existing Letters of Credit
1.01(c)	Mandatory Cost Formulae
2.01	Revolving Commitments and Pro Rata Shares
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
8.08	Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Revolving Note
C-2	Form of Domestic Swing Line Note
C-3	Form of Australian Swing Line Note
C-4	Form of Canadian Swing Line Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Joinder Agreement
G	Forms of U.S. Tax Compliance Certificates
H	Form of Secured Party Designation Notice
I	Designated Australian Borrower Request and Assumption Agreement
J	Designated Australian Borrower Notice
K	Designated Canadian Borrower Request and Assumption Agreement
L	Designated Canadian Borrower Notice

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 30, 2013 among QUANTA SERVICES, INC., a Delaware corporation (the “Company”), QSI Finance (Australia) Pty. Ltd (ABN 40 164 312 047), a corporation incorporated under the laws of the Commonwealth of Australia (the “Australian FinanceCo Borrower”, and, together with the other Person that hereafter may become a party to this Agreement pursuant to Section 2.17(a), the “Australian Borrowers” and each an “Australian Borrower”), QSI Finance V (US), LLP, a Delaware limited liability partnership (the “Canadian FinanceCo Borrower”, and, together with the other Person that hereafter may become a party to this Agreement pursuant to Section 2.17(b), the “Canadian Borrowers” and each a “Canadian Borrower” and the Australian Borrowers and the Canadian Borrowers, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Domestic Swing Line Lender and an L/C Issuer and amends and restates that certain Second Amended and Restated Credit Agreement, dated as of August 2, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Company, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, which Existing Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of June 12, 2006 among the Company, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, which amends and restates that certain Credit Agreement dated as of December 19, 2003, among the Company, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.

The Borrowers have requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Act” has the meaning specified in Section 11.19.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the letter agreement, dated October 1, 2013, among the Company, Bank of America and MLPF&S.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 15% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent Parties” has the meaning set forth in Section 11.02(c).

“Aggregate Revolving Commitments” means the aggregate amount of the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE BILLION THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($1,325,000,000).

“Agreement” means this Third Amended and Restated Credit Agreement, as amended, modified, supplemented and extended from time to time.

“Agreement Currency” has the meaning specified in Section 11.20.

“Alternative Currency” means (a) in the case of any Revolving Loan, each of AUD – Australian dollar; CAD – Canadian dollar; EUR – Euro; GBP – British Pound; JPY – Japanese Yen; and SGD – Singapore dollar, and each other currency (other than Dollars) that is approved in accordance with Section 1.10, (b) in the case of any Letter of Credit, each of AUD – Australian dollar; CAD – Canadian dollar; EUR – Euro; MXN – Mexican Peso; GBP – British Pound; JPY – Japanese Yen; SGD – Singapore dollar; NOK - Norwegian Krone; SEK - Swedish Krona; and UAE - United Arab Emirates dirham, and each other currency (other than Dollars) that is approved in accordance with Section 1.10 and (c) in the case of any Swing Line Loan, each of AUD – Australian dollar and CAD – Canadian dollar; provided, however, that if the interest rate with respect to any Alternative Currency becomes unavailable for any reason, such Alternative Currency shall not be considered an Alternative Currency hereunder until such time as an interest rate with respect to such Alternative Currency is agreed upon by the Company and the Required Lenders in accordance with the terms thereof.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Administrative Agent, the applicable Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $400,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

					Revolving Loans and Swing Line Loans
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Standby Letter of Credit Fee	Performance Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
1	≥ 2.50:1.0	0.40%	2.125%	1.275%	2.125%	1.125%
2	< 2.50:1.0 but ≥ 1.75:1.0	0.35%	1.875%	1.125%	1.875%	0.875%
3	< 1.75:1.0 but ≥ 1.25:1.0	0.30%	1.625%	0.975%	1.625%	0.625%
4	< 1.25:1.0 but ≥ 0.75:1.0	0.25%	1.375%	0.825%	1.375%	0.375%
5	< 0.75:1.0	0.20%	1.125%	0.675%	1.125%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal year ending December 31, 2013 shall be (a) for Eurocurrency Rate Loans and Standby Letter of Credit Fees, 1.25%, (b) for Base Rate Loans, 0.25%, (c) for Performance Letter of Credit Fees, 0.75% and (d) for the Commitment Fee, 0.20%.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Australian Borrower” has the meaning set forth in Section 2.17(a).

“Applicant Canadian Borrower” has the meaning set forth in Section 2.17(b).

“Approved Bank” has the meaning set forth in the definition of Cash Equivalents.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the book value of the tangible assets of the Loan Parties and the respective Subsidiaries of each of the Foreign Borrowers, which are either (i) unencumbered, or (ii) subject to the first priority security interest of the Administrative Agent pursuant to the Collateral Documents to (b) the Aggregate Revolving Commitments as of such date.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Australian Base Rate” means, for all Australian Swing Line Loans, on each day any such Australian Swing Line Loan is outstanding, a fluctuating rate per annum equal to the rate announced from time to time by the Reserve Bank of Australia as the “cash rate” at or about 10:30 a.m. (Sydney, Australia time) on such day. If such rate is not available at such time for any reason, then the “Australian Base Rate” shall be the rate per annum as otherwise agreed to by the applicable Australian Borrower and the Australian Swing Line Lender; provided that if such Australian Borrower and the Australian Swing Line Lender are unable to mutually agree on an acceptable rate, the Australian Swing Line Lender shall be under no obligation to provide Australian Swing Line Loans. Any change in such rate shall take effect at the opening of business on the Business Day of such change.

“Australian Borrowers” has the meaning specified in the introductory paragraph hereto.

“Australian dollar” and “A$” mean lawful money of the Commonwealth of Australia.

“Australian FinanceCo Borrower” has the meaning specified in the introductory paragraph hereto.

“Australian Swing Line Lender” means Bank of America, N.A. (Australia branch), in its capacity as provider of Australian Swing Line Loans, or any successor lender providing Australian Swing Line Loans hereunder.

“Australian Swing Line Loan” has the meaning specified in Section 2.04(a)(ii).

“Australian Swing Line Note” has the meaning specified in Section 2.11(a)(iii).

“Australian Swing Line Sublimit” means an amount equal to the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Aggregate Revolving Commitments. The Australian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Auto-Borrow Agreement” has the meaning specified in Section 2.04(g).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 11.07.

“Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state or other jurisdiction where the Administrative Agent’s Office is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Businesses” means, at any time, a collective reference to the businesses operated by the Company and its Subsidiaries at such time.

“Canadian Borrowers” has the meaning specified in the introductory paragraph hereto.

“Canadian dollar” and “C$” mean lawful money of Canada.

“Canadian FinanceCo Borrower” has the meaning specified in the introductory paragraph hereto.

“Canadian Prime Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Swing Line Lender as its “prime rate”, and (b) the CDOR Rate for a thirty (30) day Interest Period as determined on such day plus 1.00%. The “prime rate” is a rate set by the Canadian Swing Line Lender based upon various factors including the costs and desired return of the Canadian Swing Line Lender, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Canadian Dollars in Canada, which may be priced at, above or below such announced rate. Any change in such prime rate announced by the Canadian Swing Line Lender shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event the Canadian Swing Line Lender (including any successor or assignee) does not at any time announce a “prime rate”, the clause (a) of Canadian Prime Rate shall mean the “prime rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian chartered bank (listed on Schedule 1 of the Bank Act (Canada)) as selected by the Administrative Agent.

“Canadian Swing Line Lender” means Bank of America, N.A. (Canada branch), in its capacity as provider of Canadian Swing Line Loans, or any successor lender providing Canadian Swing Line Loans hereunder.

“Canadian Swing Line Loan” has the meaning specified in Section 2.04(a)(iii).

“Canadian Swing Line Note” has the meaning specified in Section 2.11(a)(iv).

“Canadian Swing Line Sublimit” means an amount equal to the lesser of (a) Thirty Million Dollars ($30,000,000) and (b) the Aggregate Revolving Commitments. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers and the Lenders, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States, Australia or Canada, or any agency, instrumentality or government sponsored enterprise thereof, having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic or foreign commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof, or from Moody’s is at least P-1 or the equivalent thereof, or from Fitch is at least F1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P, P-1 (or the equivalent thereof) or better by Moody’s, or F1 (or the equivalent thereof) or better by Fitch and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d), (f) Investments in money market mutual funds that comply with Rule 2a-7 under the Investment Company Act of 1940, (g) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are classified in accordance with GAAP as current assets and are limited to investment grade securities (i.e., securities rated at least Baa by Moody’s, at least BBB by S&P or at least BBB by Fitch and commercial paper of United States and foreign banks and bank holding companies and their subsidiaries which, at the time of acquisition, are rated A-1 (or better) by S&P, P-1 (or better) by Moody’s or F1 (or better) by

Fitch), provided that the maturities of such Cash Equivalents shall not exceed twelve (12) months from the date of acquisition thereof, (h) variable rate demand notes having a letter of credit from an Approved Bank and having a put option no longer than seven days from the date of purchase, irrespective of whether taxable or tax free and (i) securities issued or directly and fully guaranteed or insured by a foreign country or any state, commonwealth or territory of the United States having a rating of “A” or better from either S&P or Moody’s, or any agency, instrumentality or government sponsored enterprise thereof, having maturities of not more than twelve months from the date of acquisition.

“CDOR Date” has the meaning specified in the definition of “Eurocurrency Rate”.

“Change in Law” means, with respect to any Person, the occurrence, after the date such Person becomes a party to this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar entity) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that (i) a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time and (ii) an entity shall not be deemed to have “beneficial ownership” of any Capital Stock owned by any member of the Company’s board of directors employed by or affiliated with such entity), directly or indirectly, of thirty eight percent (38%) of the Capital Stock of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) if at any time Permitted Subordinated Indebtedness is outstanding, the occurrence of a “Change in Control” (or any comparable term) under, and as defined in, the documentation governing such Permitted Subordinated Indebtedness.

“Closing Date” means the date hereof.

“Collateral” means a collective reference to all personal Property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Collateral Reinstatement” has the meaning specified in Section 7.14(b).

“Collateral Release” has the meaning specified in Section 7.14(b).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBIT” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for taxes based on income or revenues payable by the Company and its Subsidiaries for such period, and (c) without duplication, Non-Cash Charges for such period. Notwithstanding the foregoing, for purposes of calculating Consolidated EBIT for any period, the amount of Consolidated EBIT attributable to Foreign Subsidiaries (other than the Australian Borrowers and their respective Subsidiaries and the Canadian Borrowers and their respective Subsidiaries) for such period shall not exceed twenty-five percent (25%) of total Consolidated EBIT; provided, however, that at any time the Asset Coverage Ratio is greater than 2.0 to 1.0, the foregoing limitation on the amount of Consolidated EBIT attributable to Foreign Subsidiaries shall not apply.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBIT for such period plus (b) the amount of depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period). Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to Foreign Subsidiaries (other than the Australian Borrowers and their respective Subsidiaries and the Canadian Borrowers and their respective Subsidiaries) for such period shall not exceed twenty-five percent (25%) of total Consolidated EBITDA; provided, however, that at any time the Asset Coverage Ratio is greater than 2.0 to 1.0, the foregoing limitation on the amount of Consolidated EBITDA attributable to Foreign Subsidiaries shall not apply.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four fiscal quarters most recently ended to (b) the sum of (i) Consolidated Interest Expense for such period minus (ii) all interest expense attributable to capitalized loan costs and the amount of fees paid in connection with the issuance of letters of credit on behalf of the Company or any Subsidiary during such period.

“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus the sum of (x) 100% of the amount of unrestricted cash and Cash Equivalents held by the Company and its Domestic Subsidiaries which would appear on a consolidated balance sheet of the Company and its Subsidiaries as of such date plus (y) (i) 100% of the amount of unrestricted cash and Cash Equivalents held by Foreign Subsidiaries which would appear on a consolidated balance sheet of the Company and its Subsidiaries as of such date, but only the portion of such cash and Cash Equivalents to the extent not in excess of the principal amount of intercompany Indebtedness owed by Foreign Subsidiaries to the Company or any Domestic Subsidiary that is a Guarantor, provided that such intercompany Indebtedness could be repaid on a tax-free basis with such cash and Cash Equivalents (or proceeds thereof), plus (ii) 85% of the amount of any additional unrestricted cash and Cash Equivalents held by Foreign Subsidiaries which would appear on a consolidated balance sheet of the Company and its Subsidiaries as of such date, in an aggregate amount for this clause (y) in excess of $25,000,000 to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Worth” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Borrower or any Subsidiary of any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the sum of (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, each Swing Line Lender and each other Lender promptly following such determination.

“Designated Australian Borrower Notice” has the meaning set forth in Section 2.17(a).

“Designated Australian Borrower Request and Assumption Agreement” has the meaning set forth in Section 2.17(a).

“Designated Australian Borrower Requirements” has the meaning set forth in Section 2.17(a).

“Designated Canadian Borrower Notice” has the meaning set forth in Section 2.17(b).

“Designated Canadian Borrower Request and Assumption Agreement” has the meaning set forth in Section 2.17(b).

“Designated Canadian Borrower Requirements” has the meaning set forth in Section 2.17(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Lender” has the meaning set forth in Section 3.02.

“Disposition” or “Dispose” means the sale, transfer, license, rental, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Company or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, rental, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Company or any Subsidiary, (ii) (a) the sale, rental, lease, license, transfer or other disposition of machinery and equipment (including vehicles) that is obsolete, uneconomical, surplus, worn out or otherwise no longer used or useful in the conduct of business of the Company or any Subsidiary, or the retirement of any such assets or replacement of any such assets (with assets of equal or greater value) and (b) the rental, lease or sublease of machinery and equipment (including vehicles) to subcontractors, customers (including customers of any Person in which the Company or any Subsidiary has made an Investment) or joint ventures in the ordinary course of business, (iii) any sale, rental, lease, license, transfer or other disposition of Property by the Company or any Subsidiary to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (iv) any Involuntary Disposition by the Company or any Subsidiary, (v) any Disposition by the Company or any Subsidiary to the extent constituting a Permitted Investment, (vi) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, (vii) any sale the proceeds of which are applied to acquire “replacement property” under the like-kind exchange rules of Section 1031 of the Internal Revenue Code or the involuntary disposition rules of Section 1031 of the Internal Revenue Code, (viii) any sale, transfer or other disposition of any Excluded Property and (ix) any sale, transfer or other disposition of those assets identified on Schedule 1.01(a) attached hereto. The term “Disposition” shall not be deemed to include any issuance by any Borrower or any Subsidiary to any Person of shares of its Capital Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent, the applicable Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Obligor” means any Loan Party that is organized under the laws of any political subdivision of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Domestic Swing Line Lender” means Bank of America in its capacity as provider of Domestic Swing Line Loans, or any successor lender providing Domestic Swing Line Loans hereunder.

“Domestic Swing Line Loan” has the meaning specified in Section 2.04(a)(i).

“Domestic Swing Line Note” has the meaning specified in Section 2.11(a)(ii).

“Domestic Swing Line Sublimit” means an amount equal to the lesser of (a) Fifty Million Dollars ($50,000,000) and (b) the Aggregate Revolving Commitments. The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Company or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Company and its Subsidiaries in accordance with GAAP.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” means any issuance by the Company or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options, stock appreciation rights or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion or exchange of any class of equity securities to or for any other class of equity securities, (c) any issuance of restricted stock, restricted stock units, options, stock appreciation rights or warrants relating to its Capital Stock, and (d) any issuance by the Company of shares of its Capital Stock as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan or Multiemployer Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a) with respect to any Credit Extension, for any Interest Period,:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (the “CDOR Rate”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii) denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv) with respect to any Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.10; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market with a term of one (1) month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property, (d) any owned or leased real Property, (e) the Capital Stock of any Regulated Subsidiary prior to obtaining the receipt of the approvals and/or consents required by Section 7.16 with respect to such Regulated Subsidiary, (f) the fractional interest of the Company or any Subsidiary in that certain Raytheon Hawker 900XP aircraft (or any replacement thereof), (g) the interest of the Company or any Subsidiary in any aircraft or helicopters or replacements thereof, (h) the interest of the Company or any Subsidiary in any vessel or any replacement thereof and (i) the Capital Stock of any Foreign Subsidiary that is an Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes a violation of the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to

Swap Contracts for which such Guaranty or security interest is or becomes a violation of the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Company under Section 11.15) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii)(C) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b).

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Company or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded, if necessary, to a whole multiple of 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Borrowers” means the Australian Borrowers and the Canadian Borrowers.

“Foreign Borrower Sublimit” means an amount equal to Four Hundred Million Dollars ($400,000,000). The Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Surety” means any Person (together with its affiliates and subsidiaries and other companies writing bonds for which a Foreign Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the applicable Foreign Underwriting Agreement)) who acts under the applicable Foreign Surety Credit Documents as executor or procurer of bonds pursuant to such Foreign Surety Credit Documents, and their co-sureties and reinsurers, and their respective successors and permitted assigns.

“Foreign Surety Collateral” means, with respect to any Foreign Underwriting Agreement, the collateral of the Foreign Subsidiaries securing the obligations to the Foreign Surety thereunder.

“Foreign Surety Credit Documents” has the meaning specified in the applicable Foreign Underwriting Agreement (such incorporation to include the defined terms contained in the definition of such Foreign Surety Credit Documents contained in such Foreign Underwriting Agreement).

“Foreign Underwriting Agreement” means any Underwriting, Continuing Indemnity and Security Agreement or other indemnity agreement by and among one or more Foreign Subsidiaries and the applicable Foreign Surety, as amended or modified from time to time in accordance with the terms hereof and thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lenders, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds (other than surety bonds), debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments (which, for the avoidance of doubt, excludes surety bonds);

(d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business), including any Earn Out Obligations;

(e) the Attributable Indebtedness of Capital Leases and Synthetic Leases;

(f) the Attributable Indebtedness of Securitization Transactions;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;

(h) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

(i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar type of entity that is formed in a foreign jurisdiction) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is non-recourse to such Person.

For purposes hereof, (x) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, or if the Company adopts the International Financial Reporting Standards (“IFRS”), the IFRS consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each Domestic Subsidiary of the Company that is a Wholly Owned Subsidiary, (b) each other Person that joins as a Guarantor pursuant to Section 7.12, (c) with respect to (i) Obligations under any Swap Contract between any Loan Party and any Swap Bank, (ii) Obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty and (iv) Obligations of the Foreign Borrowers, the Company, and (d) the successors and permitted assigns of the foregoing; provided that no Regulated Subsidiary shall be a Guarantor prior to obtaining the receipt of the approvals and/or consents required by Section 7.16 with respect to such Regulated Subsidiary.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

“Hazardous Materials” means any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances, as defined by 42 U.S.C. §9601(14), any pollutant or contaminant, as defined by 42 U.S.C. §9601(33), and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

“Honor Date” has the meaning set forth in Section 2.03(c).

“IFRS” has the meaning set forth in the definition of GAAP.

“Immaterial Subsidiary” means, at any time, any Subsidiary of the Company then having assets with a book value of less than $10,000,000; provided, that if the aggregate book value of the assets of all Subsidiaries of the Company that would otherwise constitute Immaterial Subsidiaries shall exceed $50,000,000, only those such Subsidiaries having assets with a book value of less than $5,000,000 shall be deemed to constitute Immaterial Subsidiaries.

“Incremental Revolving Credit Increase” has the meaning specified in Section 2.02(f).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) net obligations under any Swap Contract;

(c) all obligations arising under surety bonds;

(d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a), (b) and (c) above of any other Person; and

(e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar type of entity that is formed in a foreign jurisdiction) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to the Company or such Subsidiary.

For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercreditor Agreement” means (i) that certain Intercreditor Agreement, dated as of March 14, 2005, by and between the Administrative Agent, on behalf of the Lenders, and Federal Insurance Company, an Indiana corporation (“Federal”), as modified by that certain Joinder Certificate dated as of November 26, 2006, wherein American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and The Insurance Company of the State of Pennsylvania (collectively, “AIG”) was added as a surety, and as further modified by that certain Joinder Certificate dated as of March 31, 2009, wherein Liberty Mutual Insurance Company, a Massachusetts company, Liberty Mutual Fire Insurance Company and Safeco Insurance Company of America (collectively, “Liberty Mutual”) was added as a surety, as amended by that certain First Amendment, dated as of December 3, 2012, as amended or modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement intercreditor agreement between the Administrative Agent and any Surety containing terms that are either (A) not materially more adverse to the Lenders than the terms of the Intercreditor Agreement described in clause (i) above or (B) satisfactory to the Administrative Agent in the sole discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Revolving Loan that is a Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week or one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” has the meaning set forth in Section 5.01(c).

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, in a single transaction or in a series of related transactions, whether by means of (a) the acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment; provided however, there shall be deducted in respect of each such Investment any amount received as a return of capital.

“Investment Grade Rating” has the meaning set forth in Section 7.14(b).

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Company or any of its Subsidiaries.

“IP Rights” has the meaning set forth in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or by the Company (or any Subsidiary) in favor of the applicable L/C Issuer and, in each case, relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F.

“Judgment Currency” has the meaning specified in Section 11.20.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuers” means Bank of America, Wells Fargo Bank, N.A. and any other Lender (in each case, including acting through any of its branches or affiliates) selected by the Company and agreed to by such Lender (provided the Administrative Agent has been notified in writing of such selection), each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and “L/C Issuer” means any one of them.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all outstanding Unreimbursed Amounts, including, without duplication, all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a Lender in accordance with this Agreement (in each case, including acting through any of its branches or affiliates) and their successors and assigns, other than any such Person that ceases to be a party hereto in accordance with this Agreement, and, as the context requires, includes any L/C Issuers and the Swing Line Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit (including any Performance Letter of Credit) issued pursuant to Section 2.03 and any Existing Letter of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Quoted Currency” means Dollars, Euro, Sterling and each Alternative Currency for which there is a published LIBOR rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, each Issuer Document, each Joinder Agreement, any Auto-Borrow Agreement, the Collateral Documents, the Intercreditor Agreement, each Request for Credit Extension, each Compliance Certificate, the Administrative Agent Fee Letter and each other document, instrument or agreement from time to time executed by the Borrowers or any of their Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Company, each other Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Alternative Currency or eurodollar market.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(c).

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, properties, liabilities (actual and contingent), financial condition or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means October 30, 2018.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Cash Charges” means, for any period, the amount of non-cash charges which do not represent a cash item in such period or in any future period. For the avoidance of doubt, Non-Cash Charges shall not include any depreciation expense but shall include any amortization expense.

“Non-Consenting Lender” has the meaning specified in Section 11.15.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” or “Notes” means the Revolving Notes and/or the Swing Line Notes, individually or collectively, as appropriate.

“Obligations” means (i) all advances to, and debts, liabilities, indemnities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (ii) (a) all obligations under any Swap Contract between any Loan Party and any Swap Bank and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the greater of (i) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation and (ii) the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 3004 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding any Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Performance Letter of Credit” means any standby Letter of Credit issued to support contractual obligations for supply, service or construction contracts, including bid, performance, advance payment, warranty, retention, availability and defects liability obligations.

“Permitted Acquisition” means any Investment consisting of an Acquisition by the Company and/or one or more Subsidiaries of the Company; provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof), (ii) subject to Section 7.14(b), the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) or shareholders (or comparable equity owners) of such other Person shall have duly approved such Acquisition, (iv) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(a) and (b) as of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 7.01(a) or (b);, (v) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary of the Company) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate or limited liability company holding company directly or indirectly wholly-owned by the Company, (vii) immediately after giving effect to such Acquisition, the Company shall have at least $100,000,000 of (a) availability existing under the Aggregate Revolving Commitments and/or (b) unrestricted cash or Cash Equivalents on its balance sheet, and (viii) no Default or Event of Default exists immediately prior to and immediately after giving effect to any such Acquisition.

“Permitted Investments” means, at any time, Investments by the Company or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Liens” means, at any time, Liens in respect of Property of the Company or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Subordinated Indebtedness” means unsecured Indebtedness of the Company or any Subsidiary issued subsequent to the Closing Date so long as (a) any such Indebtedness has a final maturity date no earlier than six (6) months following the Maturity Date, (b) any such Indebtedness does not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant) or (ii) any specific cross-default provisions expressly referring to this Agreement or any other Loan Document, (c) any such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations on terms and conditions and evidenced by documentation reasonably satisfactory to the Administrative Agent, (d) any such Indebtedness does not contain any scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the date six (6) months after the Maturity Date and (e) the covenants and default provisions contained in such Indebtedness shall be no more restrictive on the Company and its Subsidiaries than the covenants and default provisions contained in this Agreement or any other Loan Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 11.07.

“Pledge Agreement” means the third amended and restated pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by the Company and the Guarantors, as amended, modified, restated or supplemented from time to time.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate), that any Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such Acquisition for which the Company has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Company or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculation of the Consolidated Leverage Ratio as of the most recent fiscal quarter end for which the Company has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Pro Rata Share” means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time, subject to adjustment as provided in Section 2.14; provided that if the commitment of each Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning set forth in Section 11.07.

“Qualified ECP Guarantor” means at any time each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any Obligation hereunder, as applicable.

“Register” has the meaning set forth in Section 11.06(c).

“Regulated Subsidiary” means any Subsidiary of the Company so long as such Subsidiary is subject to regulation by a Governmental Authority and for which the incurrence of Indebtedness (including Guarantees) or the pledge of any Capital Stock or assets of such Subsidiary would be prohibited or require the consent or approval of any Governmental Authority (and such consent or approval has not been obtained), as set forth in any rule or regulation of such Governmental Authority.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release Date” has the meaning set forth in Section 7.14(b).

“Removal Effective Date” has the meaning set forth in Section 10.07(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing or the conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, or in the event that an “auto borrow” or “zero balance” or similar arrangement shall be in place with the applicable Swing Line Lender, such form of request required by such alternative notice arrangements.

“Required Lenders” means, at any time, any combination of Lenders holding in the aggregate more than fifty percent (50%) of (a) the Aggregate Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations and Swing Line Loans and participations therein. The Revolving Commitments of, and the portion of outstanding Loans, L/C Obligations and Swing Line Loans, as applicable, held by or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning set forth in Section 10.07(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, general counsel, secretary or assistant secretary or, with respect to any Australian Borrower or Canadian Borrower (other than the Canadian FinanceCo Borrower), a director, of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, repurchase, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan or Swing Line Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent or applicable Swing Line Lender shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Company or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer any Property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Secured Swap Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Swap Bank with respect to such Swap Contract. For the avoidance of doubt, a holder of Obligations in respect of Secured Swap Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.

“Secured Treasury Management Agreement” means any Treasury Management Agreement that is entered into by and between any Loan Party and any Treasury Management Bank with respect to such Treasury Management Agreement. For the avoidance of doubt, a holder of Obligations in respect of Secured Treasury Management Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.

“Securitization Transaction” means any financing transaction or series of related financing transactions (including factoring arrangements) pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Company that is not a Loan Party.

“Security Agreement” means the third amended and restated security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by the Company and each of the Guarantors, as amended, modified, restated or supplemented from time to time.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” means any Loan Party that is not, at the applicable time, an “eligible contract participant” under the Commodity Exchange Act.

“Spot Rate” for a currency means the rate reasonably determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Surety” means (i) Federal, AIG and Liberty Mutual, and each of their affiliates and subsidiaries and any other companies writing bonds for which the applicable Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the applicable Underwriting Agreement)), and their co-sureties and reinsurers, and their respective successors and permitted assigns or (ii) any Person (together with its affiliates and subsidiaries and other companies writing bonds for which an Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the applicable Underwriting Agreement)) who replaces or supplements the Persons identified in clause (i) above under the applicable Surety Credit Documents as executor or procurer of bonds pursuant to such Surety Credit Documents, and their co-sureties and reinsurers, and their respective successors and permitted assigns.

“Surety Credit Documents” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Credit Documents contained in such Intercreditor Agreement).

“Surety Priority Collateral” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Priority Collateral contained in such Intercreditor Agreement).

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender or Affiliate of a Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date.

“Swap Contract” means any and all (a) rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means the Domestic Swing Line Lender, the Australian Swing Line Lender or the Canadian Swing Line Lender, or all three, as appropriate.

“Swing Line Loan” means a Domestic Swing Line Loan, an Australian Swing Line Loan or a Canadian Swing Line Loan, or all three, as appropriate.

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a Domestic Swing Line Note, an Australian Swing Line Note or a Canadian Swing Line Note, or all three, as appropriate.

“Swing Line Sublimit” means the Domestic Swing Line Sublimit, the Australian Swing Line Sublimit or the Canadian Swing Line Sublimit, or all three, as appropriate.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

“TARGET2” means the Trans-European Automated Real-time Gross settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $75,000,000.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit purchasing or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender or Affiliate of a Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Underwriting Agreement” means (a) that certain Underwriting, Continuing Indemnity and Security Agreement, dated as of March 14, 2005, by and among the Company, certain Subsidiaries and Affiliates of the Company identified therein and Federal, as amended by (i) the Joinder Agreement and Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of November 28, 2006, among AIG, Federal, the Company and the other Indemnitors identified therein, (ii) the Second Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of January 9, 2008, among AIG, Federal, the Company and the other Indemnitors identified therein, (iii) the Joinder and Third Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of December 19, 2008, among AIG, Federal, the Company and the other Indemnitors identified therein, (iv) the Joinder Agreement and Fourth Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of March 31, 2009, among AIG, Liberty Mutual, Federal, the Company and the other Indemnitors identified therein, (v) the Joinder Agreement and Fifth Amendment to Underwriting,

Continuing Indemnity and Security Agreement, dated as of May 17, 2012, among Federal, Liberty Mutual, AIG, the Company and the other Indemnitors identified therein and (vi) the Sixth Amendment to Underwriting, Continuing Indemnity and Security Agreement, dated as of December 3, 2012, among Federal, AIG, Liberty Mutual, the Company and the other Indemnitors identified therein, and as further amended from time to time in accordance with the terms hereof and thereof, or (b) any additional or replacement Underwriting, Continuing Indemnity and Security Agreement or other indemnity agreement by and among the Principal (as defined in the applicable Intercreditor Agreement) and the applicable Surety containing terms that are either (1) not materially more adverse to the Lenders than the terms of the Underwriting Agreement described in clause (a) above or (2) satisfactory to the Administrative Agent in the sole discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“WFS” means Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Company directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Company, other than, in the case of any Foreign Subsidiary, with respect to any directors’ qualifying shares.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

(a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations except as expressly provided herein) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

(d) Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded; provided however, (x) that in regards to Indebtedness consisting of Swap Contracts, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date, and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be carried to two decimal places and shall be calculated by dividing the appropriate component by the other component, carrying the result to three decimal places and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.08 Existing Credit Agreement.

On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety. After the Closing Date, (a) all obligations of the Company and the other Loan Parties under the Existing Credit Agreement (including all Existing Letters of Credit) that remain unpaid and outstanding as of the Closing Date shall continue to exist under and be evidenced by this Agreement and shall become obligations of the Company and the other Loan Parties hereunder, secured by the Collateral Documents, and (b) the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof, without any further action by any Person. With respect to the Existing Credit Agreement, each Lender that was a party to the Existing Credit Agreement agrees to return to the Company, with reasonable promptness, each Note (as defined in the Existing Credit Agreement) delivered by the Company to such Lender under the Existing Credit Agreement.

Section 1.09 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall reasonably determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount. The Administrative Agent shall promptly notify the Company of the occurrence of each Revaluation Date.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or Swing Line Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, Swing Line Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward).

(c) For purposes of determining compliance under any covenant in this Agreement, any amount in any currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Company and its Subsidiaries delivered pursuant to Section 7.01. Notwithstanding the foregoing, for purposes of determining compliance with Sections 8.01, 8.02 and 8.03, with respect to any amount of Indebtedness or Investment in any currency other than Dollars, no breach of any basket, exception or similar provision contained in such Sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred.

Section 1.10 Additional Alternative Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that (i) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is a published LIBOR rate for such currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that would be obligated to make Loans denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b) In the case of any such request pertaining to Eurocurrency Rate Loans, such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent in its sole discretion). In the case of any such request pertaining to Letters of Credit, such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer in their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 11:00 a.m., seven (7) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency. The applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

(c) Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency pursuant to such request. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent reasonably necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder (and either a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable) for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent reasonably necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder (and either a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable) for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Company.

Section 1.11 Change of Currency.

(a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, after providing notice to the Company, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, after providing notice to the Company, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.12 Limitation on Obligations of Foreign Obligors.

Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, no Foreign Obligor and/or Foreign Subsidiary shall at any time be liable, directly or indirectly, for any portion of the Obligations of the Domestic Obligors, including, without limitation, any interest, fees or indemnity payments payable by any Domestic Obligor hereunder (and the Domestic Obligors are solely liable for such Obligations), and no property of any Foreign Obligor and/or Foreign Subsidiary shall at any time serve, directly or indirectly, as Collateral or any other type of collateral or security for any portion of the Obligations of the Domestic Obligors.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in an Alternative Currency plus the aggregate Outstanding Amount of all Swingline Loans denominated in an Alternative Currency plus the aggregate Outstanding Amount of all L/C Obligations denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all Swing Line Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all L/C Obligations of the Foreign Borrowers shall not exceed the Foreign Borrower Sublimit. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Revolving Loans.

(a) Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans that are Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Revolving Loans that are Eurocurrency Rate Loans denominated in Dollars or any conversion of Revolving Loans that are Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency, including Australian dollars) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Revolving Loans that are Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Revolving Loans that are Eurocurrency Rate Loans shall be in a principal amount of (A) if denominated in Dollars, $2,000,000 or a whole multiple of $1,000,000 in excess thereof, (B) if denominated in Canadian dollars, C$2,000,000 or a whole multiple of C$1,000,000 in excess thereof, (C) if denominated in Australian dollars, A$2,000,000 or a whole multiple of A$1,000,000 in excess thereof or (D) if the Borrowing is in any other Alternative Currency, the whole multiple of 1,000 units of such Alternative Currency that is nearest to the Alternative Currency Equivalent of $2,000,000 in such Alternative Currency, as reasonably determined by the Borrower, or a whole multiple of 1,000 units of such Alternative Currency that is nearest to the Alternative Currency Equivalent of $1,000,000 in such Alternative Currency, as reasonably determined by the Borrower, in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Revolving Loans that are Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans that are Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. If a Borrower fails to specify a currency in a Loan Notice, then the applicable Revolving Loans shall be made in Dollars. If a Borrower fails to specify a Type of a Revolving Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be repaid in the original currency of such Revolving Loan and reborrowed in the other currency. Any Loan Notice received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next following Business Day.

(b) Following receipt of a Loan Notice pursuant to Section 2.02(a), the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s

Office for the applicable currency not later than 2:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Revolving Loan that is a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Revolving Loans that are Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect with respect to Revolving Loans (or such greater number of Interest Periods as may be agreed to by the Administrative Agent, in its sole discretion).

(f) The Company may at any time and from time to time, upon prior written notice by the Company to the Administrative Agent, increase the Aggregate Revolving Commitments (but not the Alternative Currency Sublimit or any Swing Line Sublimit) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Company and approved by the Administrative Agent (not to be unreasonably withheld or delayed) (each such increase an “Incremental Revolving Credit Increase”), provided that the aggregate amount of all such Incremental Revolving Credit Increases shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000); provided further that:

(i) any such increase shall be in a minimum principal amount of $5 million and in integral multiples of $5 million in excess thereof;

(ii) no Default or Event of Default shall be continuing at the time of any such increase;

(iii) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (B) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and

(v) as a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Company, certifying that, immediately prior to and immediately after giving effect to such increase, (1) the representations and warranties of the Company and each other Loan Party contained in Article VI and the other Loan Documents are true and correct on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.02(f), (x) the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 and (y) following the Collateral Release (if such event occurs) and prior to the Collateral Reinstatement Date (if such date occurs), the representations and warranties contained in Section 6.19 shall not apply and (2) no Default or Event of Default exists.

The applicable Borrowers shall prepay any Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Revolving Commitments arising from any nonratable increase in the Revolving Commitments under this Section.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or any Subsidiary and any drawings thereunder; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s

Revolving Commitment, or (z) the aggregate Outstanding Amount of the L/C Obligations denominated in an Alternative Currency plus the aggregate Outstanding Amount of all Swingline Loans denominated in an Alternative Currency plus the aggregate Outstanding Amount of Revolving Loans denominated in an Alternative Currency would exceed the Alternative Currency Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; provided that the applicable L/C Issuer may issue Letters of Credit with an expiry date no later than twelve months after the Letter of Credit Expiration Date so long as the Company Cash Collateralizes such Letter of Credit in an amount equal to 105% of the face amount of such Letter of Credit prior to the Letter of Credit Expiration Date in accordance with the terms of this Agreement. The Company hereby agrees that on or before the Letter of Credit Expiration Date it shall Cash Collateralize any Letter of Credit existing on the Letter of Credit Expiration Date in an amount equal to 105% of the face amount of such Letter of Credit. For the avoidance of doubt, the parties hereto agree that the obligations of the Lenders hereunder to reimburse the applicable L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to drawings occurring after that date;

(D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to borrowers generally;

(E) such Letter of Credit is in an initial amount less than $100,000 (or such lesser amount as may be agreed to by such L/C Issuer, in its sole discretion);

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, it being understood and agreed that such L/C Issuer would consider the Company’s providing Cash Collateral to the Administrative Agent, for the benefit of such L/C Issuer, to secure such Lender’s Pro Rata Share of such Letter of Credit a satisfactory arrangement;

(G) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(H) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(I) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) No L/C Issuer shall be under any obligation to issue or amend any Letter of Credit if such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied. Each L/C Issuer shall promptly provide the Company a copy of any such notice it receives from the Administrative Agent or any Lender.

(v) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether the requested Letter of Credit is a standby Letter of Credit (other than a Performance Letter of Credit) or a standby Letter of Credit that is a Performance Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or the applicable Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted under the terms hereof, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (x) 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency or (y) if the Company has not received notice of such payment from the L/C Issuer by 11:00 a.m., or the Applicable Time with respect to a Letter of Credit to be reimbursed in an Alternative Currency, by 10:00 a.m. on the next succeeding Business Day following the date the Company receives notice of such payment from the L/C

Issuer (each such date, an “Honor Date”), the Company shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(i) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(ii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the applicable conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iii) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.

(iv) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(v) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vi) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the Company, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for the full amount of any and all drawings under such Letter of Credit.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.04 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each applicable L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary;

(vi) waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrowers;

(vii) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(viii) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(ix) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary or in the relevant currency markets generally.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to any Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to any other Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and such L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, Inc., whether or not any Letter of Credit chooses such Law or practice.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Pro Rata Share, in Dollars, a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate specified in the Administrative Agent Fee Letter, computed on the Dollar Equivalent of the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of

Credit issued hereunder shall upon the request of the Company be issued for the account of any Subsidiary or other Borrower, provided that notwithstanding such request, the Company shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Company’s reimbursement obligations hereunder with respect to such Letter of Credit.

Section 2.04 Swing Line Loans.

(a) (i) Domestic Swing Line Facility. Subject to the terms and conditions set forth herein, the Domestic Swing Line Lender may in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Domestic Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit, notwithstanding the fact that such Domestic Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans, other Swing Line Loans and L/C Obligations of the Domestic Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Domestic Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (ii) the Company shall not use the proceeds of any Domestic Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Domestic Swing Line Lender shall not be under any obligation to make any Domestic Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension would have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Domestic Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Domestic Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Domestic Swing Line Loan.

(ii) Australian Swing Line Facility. Subject to the terms and conditions set forth herein, the Australian Swing Line Lender may in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, an “Australian Swing Line Loan”) to the Australian Borrowers in Australian dollars from time to time on any Business Day during the Availability Period in an Outstanding Amount not to exceed the Australian Swing Line Sublimit, notwithstanding the fact that such Australian Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans, other Swing Line Loans and L/C Obligations of the Australian Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Australian Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (C) the aggregate Outstanding Amount of all Revolving

Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all Swing Line Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all L/C Obligations of the Foreign Borrowers shall not exceed the Foreign Borrower Sublimit, (ii) the Australian Borrowers shall not use the proceeds of any Australian Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Australian Swing Line Lender shall not be under any obligation to make any Australian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension would have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Australian Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Australian Swing Line Loan shall be at the applicable base rate for Australian Dollars as determined in accordance with Section 2.08(a). Immediately upon the making of an Australian Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Australian Swing Line Lender a risk participation in such Australian Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Australian Swing Line Loan.

(iii) Canadian Swing Line Facility. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender may in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrowers in Canadian dollars from time to time on any Business Day during the Availability Period in an Outstanding Amount not to exceed the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans, other Swing Line Loans and L/C Obligations of the Canadian Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Canadian Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (C) the aggregate Outstanding Amount of all Revolving Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all Swing Line Loans made to the Foreign Borrowers plus the aggregate Outstanding Amount of all L/C Obligations of the Foreign Borrowers shall not exceed the Foreign Borrower Sublimit, (ii) the Canadian Borrowers shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Canadian Swing Line Lender shall not be under any obligation to make any Canadian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension would have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Canadian Swing Line Loan shall be at the applicable base rate for Canadian Dollars as determined in accordance with Section 2.08(a). Immediately upon the making of a Canadian Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Canadian Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which, in the case of Domestic Swing Line Loans, may be given by telephone. Each such notice must be received by such Swing Line Lender and the Administrative Agent not later than (x) 1:00 p.m. on the requested borrowing date with respect to Domestic Swing Line Loans, (y) 11:00 a.m. (Sydney time) on the requested borrowing date with respect to Australian Swing Line Loans and (z) 1:00 p.m. (Toronto time) on the requested borrowing date with respect to Canadian Swing Line Loans, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of (A) with respect to Domestic Swing Line Loans, $100,000 and integral multiples of $100,000 in excess thereof, (B) with respect to Canadian Swing Line Loans, C$100,000 and integral multiples of C$100,000 in excess thereof or (C) with respect to Australian Swing Line Loans, A$100,000 and integral multiples of A$100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such notice must be in the form of a written Swing Line Loan Notice (or in the case of a telephonic notice with respect to Domestic Swing Line Loans, confirmed promptly by delivery to the Domestic Swing Line Lender and the Administrative Agent via written notice) appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by such Swing Line Lender of any Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless such Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to (x) 2:00 p.m. on the date of the proposed Borrowing of Domestic Swing Line Loans, (y) 12:00 noon (Sydney time) on the requested borrowing date with respect to Australian Swing Line Loans and (z) 2:00 p.m. (Toronto time) on the requested borrowing date with respect to Canadian Swing Line Loans, (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with any Swing Line Lender, the Company shall request Swing Line Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith, and each Swing Line Loan advance shall be in such minimum amounts, if any, provided by such arrangement.

(c) Refinancing of Swing Line Loans.

(i) Each Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably requests and authorizes such Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan (that is a Base Rate Loan, in the case of a refinancing of a Domestic Swing Line Loan, or a Eurocurrency Rate Loan with the shortest applicable Interest Period, in the case of a refinancing of an Australian Swing Line Loan or a Canadian Swing Line Loan, as applicable) in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02. Such Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the applicable Swing Line Lender at the Administrative Agent’s Office for such Alternative Currency not later than the Applicable Time on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Revolving Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of a Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any Swing Line Lender, the Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if a Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

(g) Auto-Borrow Arrangement. In order to facilitate the Borrowing of Domestic Swing Line Loans, the Company and the Domestic Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an auto-borrow agreement in form and substance satisfactory to the Domestic Swing Line Lender and the Company (the “Auto-Borrow Agreement”) providing for the automatic advance by the Domestic Swing Line Lender of Domestic Swing Line Loans and for the automatic repayment by the Company of Domestic Swing Line Loans under the conditions set forth in the Auto-Borrow Agreement, subject to the conditions set forth herein. At any time an Auto-Borrow Agreement is in effect, Borrowings of Domestic Swing Line Loans under the Auto-Borrow Agreement shall be made in accordance with the Auto-Borrow Agreement. For purposes of determining the Total Revolving Outstandings at any time during which an Auto-Borrow Agreement is in effect, the Outstanding Amount of all Domestic Swing Line Loans shall be deemed to be the sum of the Outstanding Amount of Domestic Swing Line Loans at such time plus the maximum amount available to be borrowed under such Auto-Borrow Agreement at such time. For purposes of determining the available amount for borrowings under the Domestic Swing Line Sublimit, the available amount shall be an amount equal to (x) the Domestic Swing Line Sublimit less (y) the maximum amount available to be borrowed under the Auto Borrow Agreement at such time less (z) the Outstanding Amount of the Domestic Swing Line Loans at such time.

Section 2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans. Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans made to it in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than (1) 1:00 p.m. on the date that is three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four (4) Business Days (or five (5) Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies including Australian dollars) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding), (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of (1) if denominated in Canadian dollars, C$2,000,000 or a whole multiple of C$1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding), (2) if denominated in Australian dollars, A$2,000,000 or a whole multiple of A$1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) or (3) if the Eurocurrency Rate Loan is denominated in any other Alternative Currency, the whole multiple of 1,000 units of such Alternative Currency that is nearest to the Alternative Currency Equivalent of $2,000,000 in such Alternative Currency, as reasonably determined by the Borrower, or a whole multiple of 1,000 units of such Alternative Currency that is nearest to the Alternative Currency Equivalent of $1,000,000 in such Alternative Currency, as reasonably determined by the Borrower, in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) and currencies of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

(ii) Swing Line Loans. Each Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans made to it in whole or in part without premium or penalty; provided that (i) such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with the applicable Swing Line Lender, the applicable Borrower may make voluntary prepayments on Swing Line Loans pursuant to such alternative notice arrangements and in such minimum amounts, if any, provided thereunder or in connection therewith.

(b) Mandatory Prepayments of Loans. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Loans and Swing Line Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent, acting reasonably, may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies plus aggregate Outstanding Amount of the L/C Obligations denominated in an Alternative Currency at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans made to the Foreign Borrowers plus all L/C Obligations of the Foreign Borrowers at such time exceeds an amount equal to 105% of the Foreign Borrower Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Foreign Borrower Sublimit then in effect. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities (beginning with the earliest maturity). All prepayments under this Section 2.05 shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.06 Termination or Reduction of Revolving Commitments.

The Company may, at any time or from time to time, upon notice to the Administrative Agent, terminate entirely, or permanently reduce, the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Foreign Borrower Sublimit or any Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Revolving Loans. The applicable Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans made to it and outstanding on such date.

(b) Swing Line Loans. The applicable Borrower shall repay the applicable Swing Line Lender the aggregate principal amount of each Swing Line Loan made to it on the earlier to occur of (i) demand by such Swing Line Lender and (ii) the Maturity Date.

Section 2.08 Interest.

(a) Revolving Loans and Swing Line Loans.

(i) Subject to the provisions of subsection (ii) below, (A) each Revolving Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (B) each Revolving Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (C) each Domestic Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate (or with respect to any Domestic Swing Line Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between the Company and the Domestic Swing Line Lender); (D) each Australian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Australian Base Rate plus the Applicable Rate for Eurocurrency Rate Loans or such other rate per annum as the Australian Swing Line Lender and the applicable Australian Borrower shall mutually agree; and (E) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Canadian Prime Rate plus the Applicable Rate for Base Rate Loans or such other rate per annum as the Canadian Swing Line Lender and the applicable Canadian Borrower shall mutually agree.

(ii) Interest on each Revolving Loan and Swing Line Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the

“deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.09 Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee, in Dollars, at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Administrative Agent Fee Letter. The Company shall pay to MLPF&S and the Administrative Agent for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and for Eurocurrency Rate Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C-1 (a “Revolving Note”), (ii) in the case of Domestic Swing Line Loans, be in the form of Exhibit C-2 (a “Domestic Swing Line Note”), (iii) in the case of Australian Swing Line Loans, be in the form of Exhibit C-3 (an “Australian Swing Line Note”) and (iv) in the case of Canadian Swing Line Loans, be in the form of Exhibit C-4 (a “Canadian Swing Line Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to the applicable L/C Issuer its applicable share or each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payment in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period”, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable; provided, however that the Administrative Agent may not make demand therefor upon the applicable Borrower unless such Lender fails to pay such amount forthwith upon the Administrative Agent’s demand therefor. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(e) Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuers, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g) The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation in Letters of Credit or Swing Line Loans or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation in Letters of Credit or Swing Line Loans or to make its payment under Section 11.04(c).

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Sharing of Payments by Lenders.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the applicable Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary (as to which the provisions of this Section shall apply). Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) any Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(b) or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or an L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided (other than Liens permitted under Section 8.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay (or shall cause the applicable Borrower to pay) on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 2.13 or Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the applicable L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company (with respect to the Company, so long as no Default or Event of Default exists and is continuing), to be held in a non-interest bearing deposit account and released and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or any Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or any Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15(b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied or waived at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of the Revolving Loans of any such Non-Defaulting Lender, plus such Non-Defaulting

Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.15(b) above cannot, or can only partially, be effected, the Company or the applicable Borrower(s) shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay the applicable Swing Line Loans in an amount equal to the applicable Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lenders and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(e) Assignment of Commitments. If a Lender becomes a Defaulting Lender, such Defaulting Lender may be replaced as provided in Section 11.15.

Section 2.16 Joint and Several Liability.

(a) Foreign Borrowers. The Obligations of each Foreign Borrower (other than the Canadian FinanceCo Borrower) shall be joint and several in nature regardless of which such Person actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent or any Lender accounts for such Credit Extensions on its books and records. Each such Foreign Borrower’s obligations with respect to Credit Extensions made to it, and each such Foreign Borrower’s obligations arising as a result of the joint and several liability of such Foreign Borrower hereunder, with respect to Credit Extensions made to and other Obligations owing by the other Foreign Borrowers (other than the Canadian FinanceCo Borrower), shall be separate and distinct obligations, but all such obligations shall be primary obligations of each such Foreign Borrower.

(b) Waivers. The obligations of the Foreign Borrowers (other than the Canadian FinanceCo Borrower) under clause (a) above are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any Law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.16 that the obligations of such Foreign Borrowers hereunder shall be absolute and unconditional under any and all circumstances. Each such Foreign Borrower agrees that with respect to its obligations under the foregoing clause (a) such Foreign Borrower shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other such Foreign Borrower for amounts paid under this Section 2.16 until such time as the Obligations have been paid in full and the Revolving Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any such Foreign Borrower under the foregoing clause (a) which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements, or any other agreement or instrument referred to in the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements, or any other agreement or instrument referred to in the Loan Documents Secured Treasury Management Agreements, Secured Swap Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Borrower) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Borrower).

With respect to its obligations under the foregoing clause (a) each such Foreign Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements, or any other agreement or instrument referred to in the Loan Documents, Secured Treasury Management Agreements, Secured Swap Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations. For the avoidance of doubt, notwithstanding anything herein to the contrary, no Foreign Borrower (other than the Canadian FinanceCo Borrower) shall be liable hereunder for any obligations of the Canadian FinanceCo Borrower.

Section 2.17 Additional Australian Borrower; Additional Canadian Borrower.

(a) The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate up to one additional Subsidiary of the Company organized under the laws of Australia (an “Applicant Australian Borrower”) as an additional Australian Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit I (a “Designated Australian Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Australian Borrower becoming an Australian Borrower (i) the Administrative Agent and each Lender must each agree to such Applicant Australian Borrower becoming an Australian Borrower and (ii) the Administrative Agent and such Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, and Notes signed by such new Australian Borrower to the extent any Lender so requires (the requirements in clauses (i) and (ii) hereof, the “Designated Australian Borrower Requirements”). If the Designated Australian Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit J (a “Designated Australian Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Australian Borrower shall constitute an Australian Borrower for purposes hereof, and each of the parties agrees that such Australian Borrower otherwise shall be an Australian Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Australian Borrower until the date five (5) Business Days after such effective date.

(b) The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate up to one additional Subsidiary of the Company organized under the laws of Canada (an “Applicant Canadian Borrower”) as an additional Canadian Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Canadian Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Canadian Borrower becoming a Canadian Borrower (i) the Administrative Agent and each Lender must each agree to such Applicant Canadian Borrower becoming a Canadian Borrower and (ii) the Administrative Agent and such Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, and Notes signed by such new Canadian Borrower to the extent any Lender so requires (the requirements in clauses (i) and (ii) hereof, the “Designated Canadian Borrower Requirements”). If the Designated Canadian Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Canadian Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Canadian Borrower shall constitute a Canadian Borrower for purposes hereof, and each of the parties agrees that such Canadian Borrower otherwise shall be a Canadian Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Canadian Borrower until the date five (5) Business Days after such effective date.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally (subject to Section 1.12) indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

1. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2. executed originals of IRS Form W-8ECI;

3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01(e)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

4. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-2 or Exhibit 3.01(e)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or any L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02 Illegality.

If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Credit Extensions whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist, which notice such Lender agrees to give promptly following such determination Upon receipt of such notice, (x) the Company (or the applicable Borrower) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Company (or the applicable Borrower) shall also pay accrued interest on the amount so prepaid or converted.

Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each, a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Loan Parties shall take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

Section 3.03 Inability to Determine Rates.

If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or in an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent determines that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), in each case until the Administrative Agent revokes such notice. Upon receipt of such notice, the Company may revoke (without regard to any notice period that may otherwise be required hereunder) any pending request for a Borrowing, conversion or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this Section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent notifies the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

Section 3.04 Increased Cost; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurocurrency Rate) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to liquidity or capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

Section 3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or reasonable expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.15; or

(d) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

Section 3.06 Matters Applicable to all Requests for Compensation.

(a) If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

Section 3.07 Survival.

All of the Loan Parties’ obligations under this Article III shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

Section 4.01 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

Section 4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Revolving Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract or any Treasury Management Agreement between any Loan Party and any Lender, any Affiliate of a Lender, any Swap Bank or any Treasury Management Bank or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or Treasury Management Agreement shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and a Swap Bank, any Treasury Management Agreement between any Loan Party and a Treasury Management Bank or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreement shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of intent to accelerate, any notice of acceleration and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and a Swap Bank, any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreement or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.03 Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.04 Certain Additional Waivers.

Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

Section 4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.06 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have subrogation and contribution rights against the other Guarantors as permitted under applicable law and, in addition, shall also have a right of contribution against all other Loan Parties in respect of any such payment pro rata among the Loan Parties based on their respective fair value as enterprises. Such subrogation and contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of subrogation and contribution until all Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have terminated.

Section 4.07 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 4.08 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Specified Loan Party, or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally (subject to Section 1.12), absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 5.01 Conditions of Initial Credit Extension.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of the general or deputy general counsel of the Loan Parties and legal counsel to the Loan Parties (including foreign legal counsel reasonably requested by the Administrative Agent), addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Financial Statements. The Administrative Agent shall have received:

(i) consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2012, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP; and

(ii) unaudited consolidated financial statements of the Company and its Subsidiaries for the three month period ending June 30, 2013, including balance sheets and statements of income or operations, shareholders’ equity and cash flows (the “Interim Financial Statements”).

(d) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2012 in the business, assets, properties, liabilities (actual or contingent), operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

(e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) Perfection and Priority of Liens on Personal Property. Receipt by the Administrative Agent of the following:

(i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

(iii) searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and

(iv) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

(h) Certified Debt Documents. The Administrative Agent shall have received copies, certified by an officer of the Company as true and complete, of the Underwriting Agreement (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the Underwriting Agreement as of the Closing Date.

(i) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(j) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.01(d) and (e) and Sections 5.02(a), (b) and (c) have been satisfied.

(k) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

(l) Attorney Costs. Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced in reasonable detail prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(m) Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Company and its Subsidiaries.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 5.02 Conditions to all Credit Extensions.

The obligation of each Lender or each L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Company and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, (i) the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (ii) the representations and warranties contained in Section 6.19 shall not apply following the Collateral Release (if such event occurs) and prior to the Collateral Reinstatement Date (if such date occurs).

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

(c) There shall not have been commenced against the Company or any Subsidiary (other than an Immaterial Subsidiary) an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

(d) The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency), the applicable Swing Line Lender (in the case of Swing Line Loans to be documented in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

Section 6.01 Existence, Qualification and Power.

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and (to the extent such concept is applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) in any material respect, conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to the Loan Documents) under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

Section 6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, (c) the required approval, if any, of (i) the applicable Governmental Authorities with respect to the pledge or transfer of assets or Capital Stock of any Regulated Subsidiary, including pursuant to the terms and conditions of the Pledge Agreement and the Security Agreement and (ii) the United States Federal Communications Commission with respect to the transfer of assets or Capital Stock of any Subsidiary licensed by the Federal Communications Commission or otherwise authorized by it to provide telecommunications service, including pursuant to the terms and conditions of the Pledge Agreement and the Security Agreement and (d) any notices required in connection with Liens against any accounts or accounts receivable from any Governmental Authority.

Section 6.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

(c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Company or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Company and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property

(including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 7.01(a) and (b), if any, have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of such date and for such periods.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of its Subsidiaries or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect.

Section 6.07 No Default.

(a) Neither any Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 6.08 Ownership of Property; Liens.

Each of the Borrowers and their Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrowers and their Subsidiaries is subject to no Liens, other than Permitted Liens.

Section 6.09 Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c) No Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 6.10 Insurance.

The properties of each Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

Section 6.11 Taxes.

Each Borrower and each of its Subsidiaries have filed all federal, material state and other material tax returns and reports required to be filed, and have paid all material federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

Section 6.12 ERISA Compliance.

(a) Each Plan (other than a Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than a Multiemployer Plan) that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan (other than a Multiemployer Plan) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount has occurred and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in such an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

Section 6.13 Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Company or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable. The exact legal name of each Loan Party is as set forth on the signature pages hereto.

Section 6.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between a Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b) No Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 6.15 Disclosure.

No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 6.16 Compliance with Laws.

Each Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.17 Intellectual Property; Licenses, Etc.

Each Borrower and each of its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

Section 6.18 Solvency.

The Loan Parties are Solvent on a consolidated basis.

Section 6.19 Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon filing of all requisite financing statements, be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

Section 6.20 [Intentionally Omitted]

Section 6.21 [Intentionally Omitted]

Section 6.22 Labor Matters.

There are no labor strikes, lock-outs, slowdowns, work stoppages or similar events pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against any Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect and no Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

Section 6.23 Subordination.

The subordination provisions contained in the documentation governing any Permitted Subordinated Indebtedness are enforceable against the Borrowers, the Guarantors and the holders of the obligations under such Permitted Subordinated Indebtedness, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Indebtedness” (or any comparable term) and “Designated Senior Indebtedness” (or any comparable term) included in such subordination provisions.

Section 6.24 Regulated Subsidiaries.

As of the Closing Date, no Subsidiary of the Company (other than Sunesys, LLC and Sunesys of Virginia, Inc.) is a Regulated Subsidiary.

Section 6.25 OFAC.

No Borrower or any Subsidiary nor, to the knowledge of any Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

Section 6.26 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:

Section 7.01 Financial Statements.

Deliver to the Administrative Agent (who will make available to the Lenders):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within fifty days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

Section 7.02 Certificates; Other Information.

Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), any budget of the Company and its Subsidiaries which has been approved by the board of directors of the Company;

(c) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Officer of the Company containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Equity Issuances and Acquisitions, in any one instance exceeding $1,000,000, that occurred during the period covered by such financial statements;

(d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may deliver, file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Company or any Subsidiary in its capacity as such a holder (including, without limitation, copies of all notices and other information delivered to or received from the Surety) and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(g) concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) a certificate of a Responsible Officer of the Company listing (A) all registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and (B) all patent applications, trademark applications, service mark applications, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and the status of such application, and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Company or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents other than any documents filed with the SEC that are publicly available on the SEC’s Internet website. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 7.03 Notices.

(a) Promptly (and in any event within 5 Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, if it has resulted or could reasonably be expected to result in a Material Adverse Effect, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

(c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount.

(d) Promptly notify the Administrative Agent of, and with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(a) provide a written summary of, changes in GAAP that are material to the Company and in the consistent application thereof.

(e) Promptly (and in any event within 5 Business Days) notify the Administrative Agent of any change in any senior secured (non-credit enhanced) debt rating of the Company.

(f) Promptly notify the Administrative Agent and each Lender of the occurrence of (i) any Event of Default under and as defined in the Underwriting Agreement or (ii) any fact, condition or event that only with the giving of notice or passage of time or both, would become an Event of Default under and as defined in the Underwriting Agreement.

Each notice pursuant to this Section 7.03(a), (b), (c), (d) and (f) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached by any Loan Party. Each notice pursuant to Section 7.03(f) shall describe with particularity any and all provisions of any Surety Credit Document that have been breached.

Section 7.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 7.05 Preservation of Existence, Etc.

(a) (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization except in a transaction permitted by Section 8.04 or 8.05 and (ii) (to the extent such concept is applicable) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs to all of its Properties and equipment and necessary renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 7.07 Maintenance of Insurance.

Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.The Administrative Agent shall be named as loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

Section 7.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to provide reasonable assurance of compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 7.09 Books and Records.

(a) Maintain, in all material respects, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

Section 7.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

Section 7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions to (a) refinance existing indebtedness of the Company, and (b) finance working capital, capital expenditures and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

Section 7.12 Additional Subsidiaries.

After (x) the acquisition or formation of any Subsidiary (other than a Regulated Subsidiary) or (y) with respect to any Regulated Subsidiary, obtaining the receipt of the approvals and/or consents required by Section 7.16:

(a) within forty-five (45) days, notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Company or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) within sixty (60) days, if such Subsidiary is a Domestic Subsidiary that is a Wholly Owned Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent (x) documents of the types referred to in Sections 5.01(f) and (g) and (y) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 7.13 ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan (other than a Multiemployer Plan) that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

Section 7.14 Pledged Assets.

(a) Subject to the provisions of Section 7.12 and Section 7.14(b), each Loan Party (other than a Foreign Borrower, but including the Canadian FinanceCo Borrower) will (i) cause all of its personal Property other than Excluded Property to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in this Section 7.14 and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(g), all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, subject to the provisions of Section 7.12 and Section 7.14(b), the Loan Parties will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) that in each case is directly owned by the Company or any Loan Party (other than a Foreign Borrower, but including the Canadian FinanceCo Borrower) in each Foreign Subsidiary (other than any Immaterial Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. If a direct Foreign Subsidiary of any Loan Party (other than a Foreign Borrower, but including the Canadian FinanceCo Borrower) ceases to be an Immaterial Subsidiary, such Loan Party shall have sixty (60) days from the date of such occurrence to pledge to the Administrative Agent the Capital Stock of such Foreign Subsidiary required to be pledged pursuant to this Section 7.14 in accordance with the terms of this Section 7.14.

(b) Notwithstanding anything in the Loan Documents to the contrary, subject to prior or concurrent release by the Surety of its liens and security interests granted pursuant to the Surety Credit Documents, including without limitation the Underwriting Agreement, upon notice from the Company, on the first date (the “Release Date”) on which two of the following three conditions are met : (i) the corporate credit rating of the Company is BBB- or higher by S&P, (ii) the corporate family rating of the Company is Baa3 or higher by Moody’s or (iii) the corporate credit rating of the Company is BBB- or higher by Fitch (each such rating described in clauses (i),

(ii) and (iii), an “Investment Grade Rating”), and so long as no Default or Event of Default exists on such date or immediately after giving effect to the release of Liens contemplated hereby, all Collateral shall automatically and immediately be released from the Liens created by the Security Agreement, Pledge Agreement and any other Collateral Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties (the “Collateral Release”). At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Collateral Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release. Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent) after notice to the Company from the Administrative Agent following the first date after the Release Date on which the Company fails to maintain an Investment Grade Rating from at least two of S&P, Moody’s or Fitch, the Company shall (i) execute and deliver, and cause each Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Company and each Guarantor shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property (and types of property) then owned or held by such Person that constituted Collateral under the Security Agreement, Pledge Agreement and any other Collateral Documents as in effect immediately prior to the Release Date and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens all at the expense of the Loan Parties (a “Collateral Reinstatement”). Without limiting the generality of the foregoing, at all times after any Release Date and prior to consummation of a Collateral Reinstatement, Section 6.19 of this Agreement shall be deemed to have been deleted and this Section 7.14(b) shall govern and control to the extent of any conflict between the other provisions of the Loan Documents and this Section 7.14(b).

Section 7.15 Regulated Subsidiaries.

(a) Within a reasonable period of time (not to exceed fifteen days) following the formation or acquisition of any Regulated Subsidiary after the Closing Date, commence to diligently pursue, on a commercially reasonable basis, all required approvals and consents from each applicable Governmental Authority so that (i) such Regulated Subsidiary may execute and deliver to the Administrative Agent a Joinder Agreement and such other documents required by Section 7.12 and Section 7.14 and (ii) to the extent required by Section 7.14, each parent of such Regulated Subsidiary may pledge the Capital Stock of such Regulated Subsidiary to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents.

(b) After the Closing Date, commence to diligently pursue, on a commercially reasonable basis, all required approvals and consents from each applicable Governmental Authority so that (i) Sunesys, LLC and Sunesys of Virginia, Inc. may execute and deliver to the Administrative Agent a Joinder Agreement and such other documents required by Section 7.12 and Section 7.14 and (ii) InfraSource FI, LLC may pledge the Capital Stock of Sunesys, LLC and Sunesys, LLC may pledge the Capital Stock of Sunesys of Virginia, Inc. to the Administrative Agent to secure the Obligations pursuant to the Collateral Documents.

Section 7.16 Approvals and Authorizations.

Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Post-Closing Deliverables.

Within a reasonable period of time following the Closing Date, deliver to the Administrative Agent the Third Amended and Restated Pledge Agreement between Mears Group, Inc., as Pledgor, and Bank of America, N.A., as Administrative Agent, and opinions of counsel reasonably satisfactory to the Administrative Agent regarding, among other things, the attachment and perfection of the Administrative Agent’s security interest in the Capital Stock pledged pursuant thereto.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations that, by their terms, survive the termination of this Agreement) or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

Section 8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with any insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, and Liens or deposits to secure the performance of government contracts, incurred in the ordinary course of business;

(g) easements, rights-of-way, zoning restrictions, restrictions on the use of real property, servitudes, and defects and irregularities in the title thereto and other similar reservations or encumbrances affecting any real property, which do not in any case materially interfere with the ordinary conduct of the business of the applicable Loan Party;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer does not dispute coverage), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;

(i) Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 120 days after the acquisition thereof;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o) Liens on assets of the Company and its Subsidiaries (other than the Foreign Borrowers) securing Indebtedness permitted under Section 8.03(h); provided that such Liens shall be limited to specific Property and shall not be a blanket Lien;

(p) Liens of sellers of goods to the Borrowers and any of their Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(q) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents; provided that such Liens remain subject to the terms of the Intercreditor Agreement, (ii) Liens in favor of any Foreign Surety on any Foreign Surety Collateral arising pursuant to any Foreign Surety Credit Documents, (iii) Liens (provided that those of the Surety shall be subject to the terms of the Intercreditor Agreement) arising as a matter of law which secure the obligations of the Company or any Subsidiary (including any Person that becomes a Subsidiary pursuant to a Permitted Acquisition) under any surety bond provided in the ordinary course of business, and (iv) Liens which secure the obligations of any Subsidiary (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Closing Date pursuant to a Permitted Acquisition under any surety bonds permitted under Section 8.03(e)(iii); provided that such Liens are terminated within one hundred eighty (180) days of the date of such Permitted Acquisition;

(r) Liens on insurance policies and the proceeds thereof pursuant to insurance premium financing arrangements;

(s) Liens on the assets of Foreign Subsidiaries (other than the Foreign Borrowers) in connection with financing arrangements (including Indebtedness) for their benefit that are not otherwise prohibited under this Agreement;

(t) Liens on cash reserves securing Indebtedness of the Company and its Subsidiaries in respect of surety bonds permitted by Section 8.03(e)(i); provided that the aggregate amount of all such deposits and cash reserves provided by the Company and its Subsidiaries in respect of surety bonds permitted by Section 8.03(e)(i) shall not, at any time, exceed ten percent (10%) of the aggregate amount of all such surety bonds permitted by Section 8.03(e)(i);

(u) Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business, provided that such Liens (x) secure only future performance and (y) shall not secure any surety bonds;

(v) other Liens on assets of the Company and its Subsidiaries (other than the Foreign Borrowers) securing Indebtedness or other obligations in an aggregate amount outstanding not exceeding $75,000,000 at any time;

(w) any Lien that constitutes a “security interest” in respect of “personal property” provided for by (i) a transfer of an “account” or “chattel paper”, (ii) a “commercial consignment”, or (iii) a “PPS lease” (as each of those terms is defined in the Personal Property Securities Act 2009 (Commonwealth of Australia)) in each case so long as such transaction does not secure payment or performance of an obligation; and

(x) other Liens on assets of the Foreign Borrowers securing Indebtedness or other obligations in an aggregate amount outstanding not exceeding $20,000,000 at any time.

Section 8.02 Investments.

Make any Investments, except:

(a) Investments held by such Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c) Investments in the Company or any Domestic Subsidiary that is a Guarantor;

(d) Investments by each Foreign Borrower in any Wholly Owned Subsidiary with the proceeds of Borrowings by such Foreign Borrower;

(e) Investments consisting of extensions of credit in the nature of accounts receivable, prepayments, advances or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from, or of delinquent obligations of, or other disputes with, financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 8.03;

(g) Permitted Acquisitions;

(h) to the extent permitted by, and in compliance with, applicable law, (i) loans to employees of the Company or any of its Subsidiaries, provided that all such loans shall not exceed $4,000,000 in the aggregate at any one time, and (ii) to the extent they constitute Investments, advances of wages and/or expenses to employees of the Company and its Subsidiaries in the ordinary course of business;

(i) deposits made in the ordinary course of business to secure the performance of leases;

(j) any other Investments in an aggregate amount at any time outstanding not to exceed in the aggregate an amount equal to sum of (A) twenty percent (20%) of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date;

(k) any other Investments in an aggregate amount at any time outstanding exceeding in the aggregate an amount equal to sum of (A) twenty percent (20%) of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date; provided that immediately after giving effect to the incurrence of any such Investment the Asset Coverage Ratio is not less than 2.0 to 1.0;

(l) Investments (including Indebtedness and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(m) Investments by any Borrower or any Subsidiary in Swap Contracts permitted under Section 8.03(d);

(n) to the extent constituting an Investment, any purchase or redemption of Capital Stock of the Company permitted by Section 8.06; and

(o) the Investment (whether in the form of a loan or equity contribution) of any Domestic Subsidiary consisting of the assignment of intercompany Indebtedness owing to such Domestic Subsidiary to one or more Foreign Subsidiaries in a single transaction or a series of related transactions; provided, that the aggregate amount of such Investment shall not exceed $200,000,000.

Section 8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness of the Borrowers and their Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s); provided that the amount of such Indebtedness is not increased at the time of such renewal, refinancing or extension);

(c) intercompany Indebtedness permitted under Section 8.02;

(d) obligations (contingent or otherwise) of any Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or Property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) (i) obligations of any Borrower or any Subsidiary under surety bonds provided in the ordinary course of business, (ii) obligations of the Company and its Subsidiaries under the Surety Credit Documents; provided that such obligations are subject to the terms of the Intercreditor Agreement, and (iii) obligations of any Subsidiary of the Company (including any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that in either case is acquired subsequent to the Closing Date pursuant to a Permitted Acquisition with respect to any surety bonds in existence at the time of the applicable Permitted Acquisition; provided that such surety bonds (x) were provided in the ordinary course of business or (y) are released or replaced with surety bonds issued pursuant to the Surety Credit Documents and subject to the terms of the Intercreditor Agreement, or pursuant to any Foreign Surety Credit Documents, or replaced with surety bonds provided in the ordinary course of business, within one hundred eighty (180) days of the date of such Permitted Acquisition;

(f) purchase money Indebtedness (including obligations and Attributable Indebtedness in respect of Capital Leases or Synthetic Leases) hereafter incurred by any Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(g) any other unsecured Indebtedness; provided that immediately after giving effect to the incurrence of any such unsecured Indebtedness the Loan Parties will be in compliance with the financial covenants set forth in Section 8.11;

(h) secured Indebtedness in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding;

(i) unsecured Indebtedness to a seller incurred in connection with a Permitted Acquisition, provided that (i) such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and the other Loan Documents and contains standstill provisions reasonably acceptable to the Administrative Agent and (iii) no payments may be made on such Indebtedness if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

(j) Permitted Subordinated Indebtedness, provided that no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

(k) Guarantees with respect to Indebtedness permitted under clauses (a) through (i), (n) and (o) of this Section 8.03;

(l) Guarantees (which Guarantees shall be similarly subordinated) with respect to Indebtedness permitted under clause (j) of this Section 8.03;

(m) secured Indebtedness of all Foreign Subsidiaries (other than Foreign Borrowers, except with respect to Indebtedness pursuant to any Foreign Surety Credit Documents) (i) in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding or (ii) in an aggregate principal amount in excess of $100,000,000, provided that immediately after giving effect to the incurrence of any such secured Indebtedness pursuant to this clause (ii) the Asset Coverage Ratio will not be not less than 2.0 to 1.0;

(n) Indebtedness of any Borrower or any of their Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business; and

(o) to the extent constituting Indebtedness, obligations incurred by any Borrower or any Subsidiary in respect of transactions permitted under Section 8.15.

Section 8.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Company may merge or consolidate with any of its Subsidiaries provided that the Company shall be the continuing or surviving Person, (b) any Borrower (other than the Company) may merge or consolidate with any of its Subsidiaries provided that such Borrower shall be the continuing or surviving Person, (c) any Loan Party other than any Borrower may merge or consolidate with any other Loan Party other than any Borrower, (d) any Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving Person, (e) any Foreign Subsidiary (other than a Foreign Borrower) may be merged or consolidated with or into any other Foreign Subsidiary (other than a Foreign Borrower), (f) any Subsidiary of the Company may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such Permitted Acquisition involves the Company, the Company shall be the continuing or surviving Person, (g) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party and (h) any Immaterial Subsidiary may liquidate, wind up or dissolve.

Section 8.05 Dispositions.

Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrowers and their Subsidiaries in all such transactions in any fiscal year of the Company shall not exceed an amount equal to five percent (5%) of Consolidated Net Worth as of the end of the preceding fiscal year (plus the amount of Non-Cash Charges for each fiscal quarter ending after the Closing Date).

Upon a disposition of assets permitted by this Agreement, the Administrative Agent shall promptly deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as is reasonably necessary to evidence the Administrative Agent’s release of its security interest in such assets.

Section 8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party;

(b) each Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;

(c) provided that (i) no Default or Event of Default exists immediately prior to and immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, (ii) the Company shall have at least $100,000,000 of (x) availability existing under the Aggregate Revolving Commitments and/or (y) unrestricted cash and Cash Equivalents on its balance sheet, immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, and (iii) the Company will be in compliance with Sections 8.11(a) and (b) on a Pro Forma Basis immediately after giving effect to any such dividend, purchase, redemption, repurchase, acquisition or retirement, the Company may make dividends and purchase, redeem, repurchase, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock;

(d) the holder of any shares of Capital Stock of any Subsidiary received as consideration in connection with a Permitted Acquisition (consummated either before or after the Closing Date) may exchange such shares of Capital Stock for shares of Capital Stock issued by the Company;

(e) the repurchase of any Capital Stock of the Company deemed to occur (i) upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock represents a portion of the exercise price thereof or (ii) upon the transfer of shares of restricted Capital Stock of the Company to the Company in connection with the payment of withholding tax by the Company or any of its Subsidiaries upon the vesting of such restricted Capital Stock; and

(f) for the avoidance of doubt, (i) the Company or any Subsidiary may make any payment permitted by Section 8.12(b) and (ii) the Company or any Subsidiary may purchase shares of the Capital Stock of any Person in connection with effecting a Permitted Acquisition.

Section 8.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof).

Section 8.08 Transactions with Affiliates and Insiders.

Except as set forth on Schedule 8.08, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

Section 8.09 Burdensome Agreements.

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party (other than customary consent requirements in Contractual Obligations entered into in the ordinary course of business), (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition” pending the consummation of such sale, (5) the Underwriting Agreement, or (6) the documentation governing any Permitted Subordinated Indebtedness.

(b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition”, pending the consummation of such sale.

Section 8.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 8.11 Financial Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.0 to 1.0; provided, that, in connection with any Permitted Acquisition where the aggregate consideration paid is in excess of $200,000,000, for the fiscal quarter in which such Acquisition is consummated and the two fiscal quarters immediately thereafter, the Company shall not permit the Consolidated Leverage Ratio as of the end of any such fiscal quarter to be greater than 3.5 to 1.0.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.0:1.0.

Section 8.12 Prepayment of Other Indebtedness, Etc.

(a) Amend or modify any of the terms of any Indebtedness (including without limitation the documentation governing any Permitted Subordinated Indebtedness) of any Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents, any Swap Contract permitted under Section 8.03(d) and intercompany Indebtedness permitted under Section 8.03) if (i) the terms of such amendment or modification would not be permitted under Section 8.03 in the documentation of such Indebtedness if incurred on the date of such amendment or modification and (ii) such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, any Borrower or any Subsidiary, including but not limited to shortening the final maturity or average life to maturity, requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto.

(b) Make (or give any notice with respect thereto) any voluntary or optional payment (including, without limitation, any payment of cash for any securities surrendered to any Borrower or any Subsidiary for conversion), prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or any voluntary or optional refund, refinance or exchange of any Indebtedness (including without limitation the documentation governing any Permitted Subordinated Indebtedness) of any Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents, any Swap Contracts permitted under Section 8.03(d) and intercompany Indebtedness permitted under Section 8.03); provided, however, notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom, the Company may prepay (including, without limitation, by way of redemption) (and provide any notice with respect to any such prepayment) any or all Indebtedness (or pay cash for any securities surrendered to the Company for conversion) including any or all Indebtedness under the documentation governing any Permitted Subordinated Indebtedness. Notwithstanding the foregoing, the Company may purchase any or all of its Indebtedness under the documents governing any Permitted Subordinated Indebtedness so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom.

(c) Amend or modify any of the terms of the Underwriting Agreement or the Indemnity Agreement (as defined in the Underwriting Agreement) if any such amendment or modification would add or change any terms in a manner materially adverse to the Lenders or the Indemnitors (as defined in the Intercreditor Agreement); provided that this Section 8.12(c) shall not prohibit any issuance of Bonds (as defined in the Underwriting Agreement), the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms or any amendments or modifications which do not require the consent of any Loan Party or Subsidiary.

Section 8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

Section 8.14 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Subsidiary of the Company to issue or have outstanding any shares of preferred Capital Stock (other than any preferred Capital Stock owned by the Company or any Wholly Owned Subsidiary) or (b) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Company, except for Permitted Liens.

Section 8.15 Sale Leasebacks.

Enter into any Sale and Leaseback Transaction other than (a) the sale and leaseback of trucks and other equipment for immaterial amounts in the ordinary course of business and (b) those Sale and Leaseback Transactions subsequent to the Closing Date which do not exceed $50,000,000 in the aggregate based on the net book value, at the time of the applicable transaction, of the assets subject thereto.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a)(i), 7.10 or 7.11 or Article VIII (other than Sections 8.01 and 8.03); or

(c) Information Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02(a) and such failure continues for five (5) Business Days; or

(d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) consecutive days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure and (ii) notice thereof to the Company from the Administrative Agent or the Required Lenders; or

(e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of a Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(f) Cross-Default. (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(h) Inability to Pay Debts; Attachment. (i) Any Borrower or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(i) Judgments. There is entered against any Borrower or any Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and any such judgments or orders shall not have been paid, discharged or bonded pending appeal (or the Company has not obtained an indemnity against on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion) within thirty (30) days from the entry thereof and (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(k) Invalidity of Loan Documents. Other than pursuant to Section 7.14(b), any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l) Change of Control. There occurs any Change of Control; or

(m) Underwriting Agreement. There shall occur an “Event of Default” under, and as defined in, the Underwriting Agreement; or

(n) Permitted Subordinated Indebtedness. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness, (iii) any Indebtedness other than the

Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Indebtedness or (iv) the subordination provisions of the documentation governing any Permitted Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Permitted Subordinated Indebtedness.

Section 9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Revolving Loans, any obligation of the L/C Issuers to make L/C Credit Extensions and any obligation of the Swing Line Lenders to make Swing Line Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then applicable Outstanding Amount thereof);

(c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to Section 2.14, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Swap Banks) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral for any Letter of Credit after such Letter of Credit has either been fully drawn or expired, then (i) if any other Obligations (other than Letters of Credit that have been Cash Collateralized) are outstanding, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above or (ii) if all of the Obligations (other than the Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, such remaining amount shall be paid to the Company or as otherwise required by law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority of Administrative Agent.

(a) Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as herein provided otherwise (including in Section 10.01(c) and Section 10.07), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders, potential Swap Banks and potential Treasury Management Banks and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement described in clause (i) of the definition of Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender hereby authorizes Bank of America to serve as the Lender Agent under and as defined in such Intercreditor Agreement on behalf of the Lenders. Each Lender hereby authorizes the Administrative Agent to serve as its agent under any Intercreditor Agreement described in clause (ii) of the definition of Intercreditor Agreement and to enter into and bind such Lender on its behalf. The Administrative Agent hereby agrees, at the request of the Company from time to time, to enter into one or more Intercreditor Agreements described in clause (ii) of the definition of Intercreditor Agreement with the applicable Surety.

Section 10.02 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable (i) to any Lender for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other party in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered by any other party hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance by any other party of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message (to the extent permitted by this Agreement), Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.06 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.07 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (except during the continuance of an Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Company) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, in consultation with the Company, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company (except during the continuance of an Event of Default), appoint a successor. If no such successor shall have been so appointed by the

Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders and the Company) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. The retiring Administrative Agent shall refund to the Company the pro rata portion of the agency fee paid to such retiring Administrative Agent pursuant to the Administrative Agent Fee Letter for any days in the applicable period occurring after the date of the retiring Administrative Agent’s resignation. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and a Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C

Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.08 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

Section 10.09 Collateral and Guaranty Matters.

The Lenders (including in its capacities as a potential Swap Bank and a potential Treasury Management Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to take the following actions:

(a) to promptly release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations and obligations and liabilities under Treasury Management Agreements or Swap Contracts) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, (iii) as permitted in accordance with Section 7.14(b), or (iv) as approved in accordance with Section 11.01;

(b) to promptly subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and

(c) to promptly release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.09. In each case as specified in this Section 10.09, the Administrative Agent will, at the Company’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.09. Without limiting the obligations of the Administrative Agent pursuant to Section 8.05, in the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Disposition permitted hereunder, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any Person.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.10 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, neither any book manager nor any lead arranger, syndication agent or documentation agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 10.11 Secured Swap Agreements and Secured Treasury Management Agreements.

No Treasury Management Bank or Swap Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements in the case of the Maturity Date.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Revolving Commitments is not considered an extension or increase in Revolving Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of a Borrower to pay interest at the Default Rate;

(d) change Section 2.12(c), Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(e) except as otherwise permitted by this Section 11.01, change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

(f) except in connection with a release of the Collateral permitted under Section 7.14(b) or a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(g) release the Company (from its obligations as a Borrower or as a Guarantor hereunder) or any Foreign Borrower or, except in connection with a merger or consolidation permitted under Section 8.04, a release of the Collateral permitted under Section 7.14(b) or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender directly affected thereby; or

(h) amend Section 1.10 or the definition of “Alternative Currency”, “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency” without the written consent of each Lender directly affected thereby, other than as set forth below;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of the applicable L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Administrative Agent Fee Letter and any Auto-Borrow Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) the Administrative Agent and the Company shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other Person) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) the principal amount of any Loan owing to such Lender may not be decreased without the consent of such Lender, and (iii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.02(f) (including, without limitation, as applicable, (1) to permit the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Revolving Credit Increase in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment without the written consent of such affected Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuers, the Borrowers and the Lenders affected thereby to amend the definition of “Alternative Currency”, “LIBOR Quoted Currency”, “Non-LIBOR Quoted Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.10.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Section 11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower, the Administrative Agent, an L/C Issuer or a Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (which Administrative Questionnaires shall be provided to the Company by the Administrative Agent upon request by the Company) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lenders.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or e-mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, any L/C Issuer or any Swing Line Lender pursuant to Article II if such Lender, such L/C Issuer or such Swing Line Lender, as applicable, has notified the Administrative Agent and the Company that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuers, the Swing Line Lenders or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities Laws.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent, MLPF&S and WFS for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, which costs and expenses shall in each case be documented in reasonable detail, (b) to pay or reimburse any L/C Issuer for all reasonable costs and expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs, which costs and expenses shall in each case be documented in reasonable detail. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.

(b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof appointed in accordance with Section 10.02), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any such sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute solely between two or more Indemnitees not caused by or involving in any way any Borrower or any Subsidiary.

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party, on behalf of itself, each of its Subsidiaries and each of their respective Related Parties, hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Indemnitee shall assert, and the Administrative Agent, each L/C Issuer and each Lender, on behalf of each Indemnitee, hereby waives, any claim against the Company, any other Loan Party, any Subsidiary or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 11.04 shall be payable within twenty (20) days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment(s) and the Loans (including for purposes of this subsection, participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in the case of any assignment not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment subject to each such assignment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitments and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.07 Confidentiality.

Each of the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders agrees to (and to cause its and its Affiliates’ directors, officers and employees to) maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, any Issuer or any Lender, as applicable, shall be responsible for any violation of this Section 11.07 by such Persons); (b) to the extent required by any regulatory authority having jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the prior written consent of the Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Commitments, and the Credit Extensions.

For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

The Company hereby acknowledges that (a) the Administrative Agent and/or MLPF&S will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, MLPF&S, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and MLPF&S shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 11.08 Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other indebtedness (in whatever currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such

Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.11 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 11.12 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.14 [Reserved.]

Section 11.15 Replacement of Lenders.

If (a) any Lender requests compensation under Section 3.04, (b) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (d) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the Loan Documents to an assignee that shall assume such obligations (which assignee may, but is not required to, be another Lender, if a Lender accepts such assignment), provided that:

(i) the Company shall have paid (or caused the applicable Borrower) to the Administrative Agent the assignment fee specified in Section 11.06(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (or the applicable Borrower) (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Revolving Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.15 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 11.16 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 11.17 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.18 Designated Senior Indebtedness.

The Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Indebtedness” (or any comparable term) for purposes of any documentation governing the Permitted Subordinated Indebtedness.

Section 11.19 USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

Section 11.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the applicable Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 11.21 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, MLPF&S and WFS are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, MLPF&S and WFS, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, MLPF&S and WFS each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Company or any of its Affiliates and (ii) neither the Administrative Agent, MLPF&S nor WFS has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, MLPF&S and WFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, MLPF&S nor WFS has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, the Company hereby waives and releases, any claims that it may have against the Administrative Agent, MLPF&S or WFS with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	QUANTA SERVICES, INC.,
a Delaware corporation

	By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Vice President – Finance and Treasurer

QSI FINANCE V (US), LLP,
a Delaware limited liability partnership

	By:	QSI Finance IV (Canada) ULC,
its managing partner

	By:	/s/ Nicholas M. Grindstaff
	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

Signed by
QSI FINANCE (AUSTRALIA) PTY. LTD,
a corporation incorporated under the laws of
the Commonwealth of Australia

James F. O’Neil III
	Name:	James F. O’Neil III
	Title:	Director

Earl C. Austin, Jr.
	Name:	Earl C. Austin, Jr.
	Title:	Director

GUARANTORS:	ALLTECK LINE CONTRACTORS (USA), INC.
AMERICAN INTERNATIONAL MARITIME LOGISTICS, LLC
CAN-FER UTILITY SERVICES, LLC
CONAM CONSTRUCTION CO.
CONTI COMMUNICATIONS, INC.
CROCE ELECTRIC COMPANY, INC.
CRUX SUBSURFACE, INC.
DACON CORPORATION
DASHIELL CORPORATION
DILLARD SMITH CONSTRUCTION COMPANY
ENERGY CONSTRUCTION SERVICES, INC.
FIVE POINTS CONSTRUCTION CO.
H. L. CHAPMAN PIPELINE CONSTRUCTION, INC.
INFRASOURCE CONSTRUCTION, LLC
INFRASOURCE FIELD SERVICES, LLC
INFRASOURCE FI, LLC
INFRASOURCE INSTALLATION, LLC
INFRASOURCE, LLC
INFRASOURCE PIPELINE FACILITIES, INC.
INFRASOURCE SERVICES, LLC
INFRASOURCE TRANSMISSION SERVICES COMPANY
INFRASOURCE UNDERGROUND CONSTRUCTION, INC.
INFRASOURCE UNDERGROUND SERVICES CANADA, INC.
INLINE DEVICES, LLC
INTERMOUNTAIN ELECTRIC, INC.
IRBY CONSTRUCTION COMPANY
ISLAND MECHANICAL CORPORATION
LAZY Q RANCH, LLC
MANUEL BROS., INC.
MEARS CONSTRUCTION, LLC
MEARS GROUP, INC.
MEJIA PERSONNEL SERVICES, INC.
MERCER SOFTWARE SOLUTIONS, LLC
MICROLINE TECHNOLOGY CORPORATION
M.J. ELECTRIC CALIFORNIA, INC.
M.J. ELECTRIC, LLC
NORTH SKY ENGINEERING, INC.
NORTHSTAR ENERGY SERVICES, INC.
NOVA NEXTGEN SOLUTIONS, LLC
PAR ELECTRICAL CONTRACTORS, INC.
PERFORMANCE ENERGY SERVICES, L.L.C.
PERFORMANCE GROUP, L.L.C.
PERFORMANCE LABOR SERVICES, L.L.C.
PERFORMANCE MANAGEMENT SERVICES, L.L.C.
POTELCO, INC.
PRICE GREGORY CONSTRUCTION, INC.

PRICE GREGORY INTERNATIONAL, INC.
PRICE GREGORY SERVICES, LLC
PWR FINANCIAL COMPANY
PWR NETWORK, LLC
QPS ENGINEERING, LLC
QSI FINANCE I (US), INC.
QSI, INC.
QUANTA ASSET MANAGEMENT LLC
QUANTA CAPITAL SOLUTIONS, INC.
QUANTA DELAWARE, INC.
QUANTA ELECTRIC POWER SERVICES, LLC
QUANTA ENERGY SERVICES, LLC
QUANTA FIBER NETWORKS, INC. QUANTA FIELD SERVICES, LLC
QUANTA GOVERNMENT SERVICES, INC.
QUANTA GOVERNMENT SOLUTIONS, INC.
QUANTA HOLDINGS I GP, LLC
QUANTA INTERNATIONAL SERVICES, INC.
QUANTA LXVII ACQUISITION, INC.
QUANTA LXVIII ACQUISITION, INC.
QUANTA LXIX ACQUISITION, INC.
QUANTA LXX ACQUISITION, INC.
QUANTA LXXI ACQUISITION, INC.
QUANTA LXXII ACQUISITION, INC.
QUANTA LXXIII ACQUISITION, INC.
QUANTA MARINE SERVICES, LLC
QUANTA PIPELINE SERVICES, INC.
QUANTA POWER GENERATION, INC.
QUANTA POWER, INC.
QUANTA SERVICES CONTRACTING, INC.
QUANTA TECHNOLOGY, LLC
QUANTA UTILITY INSTALLATION COMPANY, INC.
QUANTA UTILITY SERVICES-GULF STATES, INC.
QUANTAWORKS, LLC
REALTIME ENGINEERS, INC.
REALTIME UTILITY ENGINEERS, INC.
RMS HOLDINGS, LLC
ROAD BORE CORPORATION
SERVICE ELECTRIC COMPANY
SOUTHWEST TRENCHING COMPANY, INC.
SUMTER UTILITIES, INC.
SUNESYS OF MASSACHUSETTS, LLC
T. G. MERCER CONSULTING, INC.
THE RYAN COMPANY, INC.
TOM ALLEN CONSTRUCTION COMPANY
TOTAL QUALITY MANAGEMENT SERVICES, LLC

UNDERGROUND CONSTRUCTION CO., INC.
UTILIMAP CORPORATION
UTILITY LINE MANAGEMENT SERVICES, INC.
UTILITY LOCATE AND MAPPING SERVICES, INC.
VCS SUB, INC.
WINCO, INC.

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QSI FINANCE V (US), LLP

By:	QSI Finance IV (Canada) ULC,
its managing partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

MEARS/CPG, LLC,
IONEARTH, LLC

By:	Mears Group, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

DIGCO UTILITY CONSTRUCTION, L.P.
LINDSEY ELECTRIC, L.P.
NORTH HOUSTON POLE LINE, L.P.

By:	Mejia Personnel Services, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA ASSOCIATES, L.P.

By:	Quanta Services, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Vice President – Finance and Treasurer

QUANTA RECEIVABLES, LP

By:	PWR Network, LLC,
its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.

By:	QSI, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff
Name:	Nicholas M. Grindstaff
Title:	Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Anthony W. Kell
	Name:	Anthony W. Kell
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice President

[Signatures continue on following page]

BANK OF AMERICA, N.A.,
(Australia branch)

By:	/s/ Edwin Lee
Name:	Edwin Lee
Title:	Director

[Signatures continue on following page]

BANK OF AMERICA, N.A.,
(Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice-President

[Signatures continue on following page]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Missy Collurn
Name:	Missy Collurn
Title:	Vice-President

[Signatures continue on following page]

BANK OF MONTREAL,
as a Lender and an L/C Issuer

By:	/s/ John Armstrong
Name:	John Armstrong
Title:	Director

[Signatures continue on following page]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Jason Krogh
Name:	Jason Krogh
Title:	Authorized Signatory

[Signatures continue on following page]

COMPASS BANK,
as a Lender

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice-President

[Signatures continue on following page]

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Sarah S. Knudsen
Name:	Sarah S. Knudsen
Title:	Vice-President

[Signatures continue on following page]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ John Kushnerick
Name:	John Kushnerick
Title:	Vice-President

[Signatures continue on following page]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ John Berry
Name:	John Berry
Title:	Vice-President

[Signatures continue on following page]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

[Signatures continue on following page]

BRANCH BANKING & TRUST COMPANY,
as a Lender

By:	/s/ Matt McCain
Name:	Matt McCain
Title:	Senior Vice-President

[Signatures continue on following page]

CITIBANK, N.A.,
as a Lender

By:	/s/ John C. Welch
Name:	John C. Welch
Title:	Citi Commercial Bank – Houston Market Director

[Signatures continue on following page]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice-President

[Signatures continue on following page]

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kelly Nash
Name:	Kelly Nash
Title:	Vice-President

[Signatures continue on following page]

BOKF, NA dba BANK OF TEXAS,
as a Lender

By:	/s/ Mike Sultanik
Name:	Mike Sultanik
Title:	Senior Vice-President

[Signatures continue on following page]

CAPITAL ONE, N.A.,
as a Lender

By:	/s/ Jack Legendre
Name:	Jack Legendre
Title:	Senior Vice-President

Schedule 1.01(a)

DISPOSITIONS

Any sale, transfer, lease or other disposition of any of the following:

One or more Linemaster© Robotic arms.

Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally in the City of San Francisco or any interest therein.

Any interest in telecommunication lines and all rights and appurtenances appertaining thereto, consisting of fiber optic cable, conduit, pipes, vaults, structures, and associated facilities located on a line in the Utah Department of Transportation right of way generally along Bangerter Highway.

Any interest in ducts acquired in connection with the performance of work by Northern Line Layers, Inc. for Metromedia Fiber Networks.

Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally (i) between the border dividing the States of Minnesota and Wisconsin and the Cities of St. Paul and Minneapolis and (ii) in the Cities of St. Paul and Minneapolis, or any interest therein.

Certain equipment and machinery owned by H.L. Chapman Pipeline Construction, Inc. having a net book value of approximately $22 million.

Any equity Investment that constitutes 50% or less of the Capital Stock in any Person other than a Subsidiary existing on the Closing Date listed under Item 1 of Schedule 8.02 hereof.

Schedule 1.01(b)

EXISTING LETTERS OF CREDIT

L/C No.	Beneficiary Name	Outstanding Amount	Issue Date	Expiry Date	Designation

T00000003021320	TRAVELERS INSURANCE	41,000.00	12/19/03	1/02/15	USD
T00000003027468	THE TRAVELERS INDEMN	363,000.00	7/12/00	7/31/14	USD
T00000003036041	LIBERTY MUTUAL INSUR	25,000.00	3/29/01	3/28/14	USD
T00000003079363	WESTCHESTER FIRE INS	625,000.00	12/29/05	12/28/14	USD
T00000003054499	OLD REPUBLIC INSURAN	24,400,000.00	2/26/03	2/28/14	USD
T00000003061956	OLD REPUBLIC INSURAN	25,110,146.00	3/05/04	2/28/14	USD
T00000003064701	OLD REPUBLIC INSURAN	63,697,254.00	7/29/04	8/01/14	USD
T00000068013447	THE TRAVELERS INDEMN	3,990,000.00	7/14/06	6/30/14	USD
T00000068013445	LIBERTY MUTUAL INSUR	739,564.00	7/14/06	6/30/14	USD
T00000003092090	COBB COUNTY SCHOOL D	3,086,100.00	2/22/08	2/13/15	USD
T00000003096434	OLD REPUBLIC INSURAN	27,500,000.00	9/29/08	9/29/14	USD
T00000003101236	NATIONAL UNION FIRE	64,300.00	11/09/09	10/30/14	USD
T00000003101582	ZURICH AMERICAN INSU	227,705.00	12/21/09	1/01/15	USD
T00000003101583	NATIONAL UNION FIRE	73,400.00	12/21/09	1/01/15	USD
T00000003101584	ZURICH AMERICAN INSU	1,725,000.00	12/21/09	1/01/15	USD
T00000003102077	NATIONAL UNION FIRE	1,617,500.00	2/11/10	2/28/14	USD
T00000003102078	ACE AMERICAN INSURAN	996,231.00	2/11/10	3/11/14	USD
T00000003115599	PACIFICORP, AN OREGO	327,115.00	12/23/10	11/15/14	USD
T00000003115628	LONE STAR TRANSMISSI	1,305,567.00	2/07/11	12/16/14	USD
T00000003116005	LONE STAR TRANSMISSI	2,000,000.00	2/10/11	2/01/15	USD
T00000068020337	CITY OF CHICAGO	500,000.00	8/23/07	12/31/14	USD
T00000003091581	NORTHEAST UTILITIES SER	5,000,000.00	1/08/08	1/08/15	USD
T00000003118594	AUSTRALIA AND NEW ZE	1,395,225.00	11/28/11	11/21/14	AUD
T00000003118712	NORTHEAST UTILITIES	1,181,966.80	12/14/11	12/05/13	USD
T00000003125273	FERNAS INSAAT A.S.	722,500.00	7/03/12	11/30/13	USD
T00000003125274	FERNAS INSAAT A.S.	722,500.00	7/03/12	11/30/13	USD
T00000003127009	BBVA BANCO CONTINENT	10,000.00	1/23/13	3/09/14	USD
BMCH393090OS*	MANITOBA HYDRO	2,714,535.31	1/14/13	1/14/14	CAD
T00000003128313	DHAKA BANK, TRADE OP	1,413,750.00	6/17/13	1/22/15	USD
T00000003128314	DHAKA BANK, TRADE OP	1,365,000.00	6/17/13	1/22/15	USD
T00000003128636	BANK OF AMERICA	38,136,150.00	8/02/13	7/04/14	AUD
T00000003128988	PPL ELECTRIC UTILITI	15,148,510.00	9/05/13	9/06/14	USD
T00000003129026	BBVA BANCO CONTINENT	47,019.00	9/17/13	9/10/14	USD
T00000003129297	SIGNAL MUTUAL INDEMN	305,924.00	10/17/13	10/31/14	USD
T00000003129295	WILLIAMS FIELD SERVI	1,000,000.00	10/22/13	10/01/14	USD

*	Issued by Bank of Montreal

Schedule 1.01(c)

MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a) in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100- (A+C)

(b) in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”

is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts)

1

charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England,

(b) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits,

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate),

(d) “Reference Banks” means, in connection with the determination of the Mandatory Cost, the principal London offices of each Lender with a Lending Office in the United Kingdom or a Participating Member State, and

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Reference Bank with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Reference Bank as being the average of the Fee Tariffs applicable to such Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Reference Bank.

2

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13. The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

3

Schedule 2.01

REVOLVING COMMITMENT AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share of Revolving Commitment
Bank of America, N.A.	$150,000,000.00	11.320754717%
Wells Fargo Bank, N.A.	$150,000,000.00	11.320754717%
Bank of Montreal	$100,000,000.00	7.547169811%
Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000.00	7.547169811%
BBVA Compass Bank	$100,000,000.00	7.547169811%
HSBC Bank USA, N.A.	$100,000,000.00	7.547169811%
JPMorgan Chase Bank, N.A.	$100,000,000.00	7.547169811%
PNC Bank, National Association	$100,000,000.00	7.547169811%
Sumitomo Mitsui Banking Corporation	$100,000,000.00	7.547169811%
Branch Banking & Trust Company	$75,000,000.00	5.660377358%
Citibank, N.A.	$75,000,000.00	5.660377358%
U.S. Bank National Association	$75,000,000.00	5.660377358%
Amegy Bank, N.A.	$50,000,000.00	3.773584906%
BOKF, NA d/b/a Bank of Texas	$25,000,000.00	1.886792453%
Capital One	$25,000,000.00	1.886792453%

Total	$1,325,000,000.00	100.000000000%

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number

08/01/13-08/01/14	Workers’ Compensation	Coverage A - Statutory Limits for State of Hire, except Monopolistic States	$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWC 118521 00
		Coverage B - Employers Liability	$1,000,000 Per Occurrence - Bodily Injury and Property Damage

$1,000,000 Bodily Injury Accident/Accident

$1,000,000 Bodily Injury Disease/Policy Limit

$1,000,000 Bodily Injury Disease/Employees
		Maritime EL	$2,000,000 Per Occurrence
$2,000,000 Aggregate

08/01/13-08/01/14	Workers’ Compensation	Winco, Inc. specific coverage - All States except California and Monopolistic		Ins. Co. of PA	WC ###-##-####

08/01/13-08/01/14	Workers’ Compensation	Winco, Inc. specific coverage - California Only		Ins. Co. of PA	WC ###-##-####

08/01/13-08/01/14	General Liability	$2,000,000 Each Occurrence	$2,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWZY 60331
$2,000,000 Personal & Advertising Injury
$2,000,000 Fire Damage (any one fire)

$10,000,000 Products/Complete Operations Aggregate

General Aggregate - Per Designated Construction Project
Medical Payments Coverage - Excluded

08/01/13-08/01/14	General Liability	$3,000,000 XS $2,000,000 Each Occurrence	$3,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWZX 300125

$3,000,000 XS $2,000,000 Personal & Advertising Injury

$3,000,000 XS $2,000,000 Fire Damage (any one fire)
$6,000,000 Products/Complete Operations Aggregate
$6,000,000 General Aggregate
Medical Payments Coverage - Excluded

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number

08/01/13-08/01/14	General Liability	$5,000,000 XS $5,000,000 Each Occurrence	$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWZX 300126

$5,000,000 XS $5,000,000 Personal & Advertising Injury
$5,000,000 XS $5,000,000 Fire Damage (any one fire)
$5,000,000 Products/Complete Operations Aggregate
$5,000,000 General Aggregate
Medical Payments Coverage - Excluded

08/01/13-08/01/14	Auto Liability
		$5,000,000 Liability	$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWTB 22002

Rejected except where minimum statutory limits are required - Personal Injury Protection, Medical Payments and Uninsured Motorist

08/01/13-08/01/14	Auto Liability
		$5,000,000 XS $5,000,000 Liability	$5,000,000 Per Occurrence - Bodily Injury and Property Damage	Old Republic	MWZX 300127

Rejected except where minimum statutory limits are required - Personal Injury Protection, Medical Payments and Uninsured Motorist

08/01/13-08/01/14	Foreign Workers’ Comp.	Statutory State of Hire for U.S. Citizens		ACE	CXCD36928049
Statutory Province of Hire for Canadians
Statutory Country of Origin for Other Ex-Pats
No WC coverage for local nationals
	Repatriation Limit/Medical Assistance Services	$1,000,000 Policy Aggregate
	Employer’s Liability	$1,000,000 each accident for all employees

08/01/13-08/01/14	Foreign General Liability	$1,000,000 Each Occurrence		ACE	CXCD36928049
	Anywhere in the world but excluded:	$1,000,000 Products & Completed Operations
	the USA, Canada and Puerto Rico	$1,000,000 Personal & Advertising
$1,000,000 Premises Damaged (Each Occurrence)
	Any country or jurisdiction which is the subject of trade or economic sanctions imposed by the laws or regulations of the USA	$10,000 Medical Expenses - Each Person
$1,000,000 Employee Benefit - Each Claim - Claims Made Coverage
$1,000,000 Employee Benefit - Annual Aggregate

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number

08/01/13-08/01/14	Foreign Auto Liability	$1,000,000 Combined Single Limit Each Occurrence		ACE	CXCD36928049
Excess and Difference in Conditions Provisions:

Covered Autos are covered excess of and reduced by:
The minimum statutorily required limits OR
$25,000 CSL which is higher.

08/01/13-08/01/14	Excess/Umbrella Liability	$25,000,000 Each Occurrence	Excess of Scheduled Underlying Amounts below:	ACE Property & Casualty Ins Co	XOOG25909914
Occurrence	$25MM excess of $10MM	$25,000,000 Products/Completed Operations Aggregate for Policy Period	General Liability: $2,000,000 Any One Occurrence
General Liability: $3,000,000 XS $2,000,000 Any One Occurrence
General Liability: $5,000,000 XS $5,000,000 Any One Occurrence

Auto Liability: $5,000,000 Any One Occurrence
Auto Liability: $5,000,000 XS $5,000,000 Any One Occurrence

Maritime Employers Liability: $1,000,000 Any One Occurrence

Watercraft Liability: $10,000,000 Any One Occurrence

Aircraft Liability: $50,000,000 Any One Occurrence

Foreign Auto Liability: $1,000,000 Any One Occurrence

Foreign - General Liability - $1,000,000 Any One Occurrence

Employers Liability: $1,000,000 Any One Occurrence
OR

$5,000,000 Each Occurrence Self Insured Retention not covered by Underlying Insurance; and not subject to a Self-Insured Retention listed in the above Schedule of Underlying Limits

08/01/13-08/01/14	Second Layer Excess/Umbrella Liab	$25,000,000 Each Occurrence/Aggregate	Excess of $35,000,000 Per Occurrence	Westchester	G24220667003

$25MM excess of $35MM
08/01/13-08/01/14	Third Layer Excess/Umbrella Liab	$25,000,000 Each Occurrence/Aggregate	Excess of $60,000,000 Per Occurrence	Berkshire	P13UL01020
$25MM excess of $60MM

08/01/13-08/01/14	Fourth Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $85,000,000 Per Occurrence	AXIS	EAU754113/01/2013
$25MM excess of $85MM

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
08/01/13-08/01/14	Fifth Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $110,000,000 Per Occurrence	Allied World Assurance Company Ltd	C016815-002
$25MM excess of $110MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	RSUI Indemnity Co	NHA064441
$10MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Navigators Specialty Ins Co	HO13EXC633589IC
$25MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Starr Surplus Lines Ins Co	SLSLXNR03034713
$12.5MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Arch Insurance Co	UXC0055584-00
$12.5MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Gemini Insurance Co	CEX09600405-00
$4.5MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Alterra Bermuda Limited	97222-5974-BSFCLM-2013
$10MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Scor UK Company Limited	P13UL01021
$9MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Apollo Syndicate 1969	P13UL01021
$9MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Catlin Syndicate 2003	P13UL01021
$3MM excess of $135MM

08/01/13-08/01/14	Sixth Layer Excess/Umbrella Liability - Shared Layer	Portion of $100,000,000 Each Occurrence/Aggregate	Excess of $135,000,000 Per Occurrence	Lancashire Insurance Company (UK) Limited	P13UL01021
$4.5MM excess of $135MM

08/01/13-08/01/14	Seventh Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $225,000,000 Per Occurrence	Swiss Re	B0507PI13UL
$25MM excess of $225MM

08/01/13-08/01/14	Eighth Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $250,000,000 Per Occurrence	Alterra Excess / Arch Specialty	MAX6UL0000482
$25MM excess of $250MM

08/01/13-08/01/14	Ninth Layer Excess/Umbrella Liability	$50,000,000 Each Occurrence/Aggregate	Excess of $275,000,000 Per Occurrence	IronStarr Excess Agency	IS0001470
$50MM excess of $275MM

08/01/13-08/01/14	Tenth Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $325,000,000 Per Occurrence	XLInsurance Bermuda Ltd	BM00027197LI13A
$25MM excess of $325MM

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number

08/01/13-08/01/14	Eleventh Layer Excess/Umbrella Liability - Shared Layer	Portion of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Endurance American Insurance Company	EXC10004128800
$25MM excess of $350MM

08/01/13-08/01/14	Eleventh Layer Excess/Umbrella Liability - Shared Layer	Portion of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Torus Insurance UK Limited	06304C131DLI
$10MM excess of $350MM

08/01/13-08/01/14	Eleventh Layer Excess/Umbrella Liability - Shared Layer	Portion of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Aspen Specialty Insurance Company	CXACX6513
$5MM excess of $350MM

08/01/13-08/01/14	Eleventh Layer Excess/Umbrella Liability - Shared Layer	Portion of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Lancashire Insurance Company UK Ltd.	P13UL01023
$5MM excess of $350MM

08/01/13-08/01/14	Eleventh Layer Excess/Umbrella Liability - Shared Layer	Portion of $50,000,000 Each Occurrence/Aggregate	Excess of $350,000,000 Per Occurrence	Starr Surplus Lines Insurance Company	SLSLX NR03052913
$5MM excess of $350MM

08/01/13-08/01/14	Twelfth Layer Excess/Umbrella Liability	$25,000,000 Each Occurrence/Aggregate	Excess of $400,000,000 Per Occurrence	Axis Specialty Limited	1140920112
$25MM excess of $400MM

5/15/13-5/15/14	Aircraft Hull and Liability			C & I (Hull)* (20% proportionate share*)	FG003789771-06
				C&I (Owned) (20% proportionate share*)	FG003789771-06
				StarNet (5% proportionate share*)	BA-13-05-00168
	Aircraft Physical Damage Limit for Scheduled Aircraft	$4MM each aircraft	5% of Insured Value each and every loss	Catlin (25% proportionate share*)	NQC4024776

	Aircraft Physical Damage Limit for Non-Owned (limited)	$4MM each aircraft	$10,000 each occurrence	XL Insurance Co (10% proportionate share*)	UA00001378AV13A
				Meadowbrook (10% proportionate share*)	AQC0696925-02
	Bodily Injury & Property Damage, CSL	$50MM each occurrence		ORIC (7.5% proportionate share*)	av108732-03
	Medical Expenses	$10,000 each person		Starr Aviation (15% proportionate share*)	SASICOM60053613-01
	Maximum Hull Value	$4MM each aircraft		Global Aerospace (7.5% proportionate share*)	3411724

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
08/01/13-05/01/14	PROPERTY			Zurich American
	Contractor’s Equipment	$25MM any One Occurrence subject to Stated Value per schedules; Coverage includes Collapse/Damage to Crane/Booms	$50,000 per Occurrence minimum on all items except Cranes, which are subject to a $100,000 per occurrence deductible		CPP-3548287-06
	Rented Sublimit	$2.5MM any one item Borrowed, Leased, or Rented (short term) / $25MM	24 hours wait as respect Rental Reimbursement Exp
	Waterborne Equipment	$100K any One Occurrence
	Rigger’s Liability	$1,000,000	Flood, Earthquake and Named Windstorm Deductibles Below
	Installation Risk	$25MM per project	Installation Deductibles: $500,000 per occurrence as respect Horizontal Drilling activity		MBR5423663-01
	Transit	$2MM per conveyance	$100,000 per occurrence as respects Hot Testing
	Temporary Storage	$5MM	All Other $50,000 per occurrence except as noted under
	Horizontal Drilling	$5MM any one Occurrence /Project Aggregate as respect Horizontal Drilling not to exceed 120% of the original total project value	Flood, Earthquake and Named Windstorm Deductibles Below
	Pipeline	$2.5MM any One Occurrence as respect Pipeline Endorsement and does not exceed 3,000 linear feet
	Buildings & Contents incl. EDP,	$25MM any One Occurrence, subject to schedule of values	Buildings & Contents incl EDP Deductibles:
	Newly Acquired Properties	$5MM for 180 Days	$25,000 per occurrence except
	Unnamed Locations	$100,000	$5,000 per occurrence for Transit and as noted under Flood, Earthquake and Named Windstorm Deductibles Below
Valuable Papers

	Accounts Receivable	$250,000 per premises Included as part of the Bldg. & Contents
	Business Interruption	$1MM
	Extra Expense	$50,000 per premise
	Personal Property in Transit	$25,000
POLICY FLOOD, EARTHQUAKE and NAMED WINDSTORM AGGREGATES
	Named Windstorm - excluding Contractors Equipment	Limit = Bldg. & Contents / premise up to $50,000,000	Named Windstorm Building & Contents: $2,000,000

	Named Windstorm - Contractors Equipment	$25MM	Named Windstorm, Contractors Equipment: $50,000 except $100,000 Cranes
	Flood - excluding Contractors Equipment	Limit = Bldg. & Contents / premise up to $50,000,000	Flood Deductible for Building & Contents in Zone A is $250,000 per premise

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
	Flood - Contractors Equipment	$25MM	$50,000 except $100,000 Cranes

	Earthquake - excluding Contractors Equipment	Limit = Bldg. & Contents / premise up to $50,000,000	Earthquake Deductible for Building & Contents in California, Washington, Alaska and Hawaii is $250,00 per premise

	Earthquake - Contractors Equipment	$25MM	Earthquake Deductible Contractors Equipment: $50,000 except $100,000 Cranes

08/01/13-10/31/14	Commercial Crime	$15,000,000 Per Occurrence (Coverage Section Limits Below)	$100,000	Berkely	BCR71000583-13
		Employee Theft - $15,000,000
		Forgery or Alteration - $15,00,000
		Inside the Premises (Theft of Money & Securities) - $15,000,000
		Inside the Premises (Robbery & Safe Burglary) - $15,000,000
		Outside the Premises - $15,000,000
		Computer Fraud - $15,000,000
		Funds Transfer Fraud - $15,000,000
		Money Orders & Counterfeit Money - $100,000
		Client’s Property - $15,000,000
		Credit, Debit or Charge Card Forgery - $100,000
		Investigative Costs - $100,000

08/01/13-10/31/14	Fiduciary Liability	$15MM Each Occurrence	$50,000	Federal Insurance Company	8158-5511
	Including all Employer-Sponsored	$15MM Aggregate
	Benefit Plans and their Trustees
		Prior and Pending Date:
		08/1/1998 - $10,000,000 limit
		08/1/2007 - $5,000,000 x/s $10,000,000 limit

08/01/13-10/31/14	Excess Fiduciary Liability	$10,000,000 excess $15,000,000 Chubb Limit		Travelers	105657275

		Prior and Pending Date:
		8/1/2007 - $10,000,000
		8/1/2010 - $5,000,000 excess $10,000,000

08/01/11 - 08/01/14	Special Crime Coverage	$20,000,000	$-0-	Great American Insurance	SCI273610485-11

08/01/13-08/01/14	Cyber Liability	$10MM	$250,000	Brit Syndicate 2987	B0713MEDTE1301068
				Aegis Cyber Consortium 9937

02/28/13-02/28/14	Contractors Professional Liability (E&O)	$10MM Each Occurrence	$500,000 Each Occurrence	Brit 2987/ACE/RNR 1458/Amlin	B0713GLOPR1301205
		$10MM aggregate	$125,000 Australian Claims
02/28/13-02/28/14	Excess Contractors Professional Liab.	$10MM aggregate limit excess of $10MM		Catlin	99071-0213

Schedule 6.10 - Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
12/01/11 - 12/01/13	Contractor’s Pollution Liability	$20MM Each Loss	$250,000	ACE	G24882895 002
		$50MM Aggregate

10/31/12 - 10/31/13	Directors’ and Officers’ Liability	$10MM limit of liability each loss; aggregate for the policy period	1,000,000 inclusive of Defense Cost	ACE	DONG25592074 001
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $10MM		Chartis	01-301-23-90
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $20MM		Arch	DOX004109000
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $30MM		US Specialty	34MGU10A22672
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $40MM		RLI Insurance	EPG 0010269
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $50MM		Liberty Mutual Insurance	DO4N606447004
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $60MM		Allied World Assurance	0305-0709
Claims Made
10/31/12 - 10/31/13	Excess Directors’ & Officers’ Liability	$10MM excess of $70MM		Axis	MHN755887/01/2010
Claims Made

12/1/12 - 12/1/13	CAN Property			Chubb/Canada	37110225

12/1/12 - 12/1/13	CAN Contractors Equipment			Chubb/Canada	37110226

12/1/12 - 12/1/13	CAN - Umbrella	$3MM		Chubb/Canada	79778660

12/1/12 - 12/1/13	CAN - Excess			GCAN	9070763

12/1/12 - 12/1/13	CAN - Auto			Chubb/Canada	73252754

Quanta maintains various miscellaneous insurance policies outside of the above referenced policies. Should you need additional information, please contact the Director of Risk Management.

Schedule 6.13

SUBSIDIARIES

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
1298888 Alberta Ltd.	Alberta	NONE	Valard Construction Ltd.	Class A - 1	100%
618232 Alberta Ltd.	Alberta	NONE	Valard Construction Ltd.	Class A - 70	100%
Aedon Consulting Inc.	British Columbia	NONE	Quanta Services CC Canada Ltd.	C-100 P-485	100%
All Power Products Inc.	Alberta	NONE	Valard Construction Ltd.	Class A Voting – 100 Class B Non- Voting – 1,000	100%
Allteck Line Contractors Inc.	British Columbia	NONE	QSI Finance V (US), LLP	C-100 P-485	100%
Allteck Line Contractors (USA), Inc.	Washington	NONE	Quanta Electric Power Services, LLC	100	100%
American International Maritime Logistics, LLC	Texas	NONE	Quanta Energy Services, LLC	N/A	100%
CAN-FER Utility Services, LLC	Delaware	NONE	Mejia Personnel Services, Inc.	N/A	100%
Coe Drilling Pty. Ltd.	Victoria, Australia	NONE	Mears Group Pty. Ltd.	1,000	100%

1

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Conam Construction Co.	Texas	NONE	Price Gregory Services, LLC	1,000	100%
Conti Communications, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Croce Electric Company, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Crux Subsurface, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Dacon Corporation	Delaware	NONE	Dashiell Corporation	1,000	100%
Dashiell Corporation	Delaware	NONE	InfraSource Transmission Services Company	1,000	100%
Digco Utility Construction, L.P.	Delaware	NONE	Quanta Holdings 1 GP, LLC	N/A	99.9%
			Mejia Personnel Services, Inc.	N/A	0.1%
EHV Elecon Inc.	Puerto Rico	NONE	EHV Power ULC	100	100%
EHV Power ULC	British Columbia	NONE	InfraSource Underground Services Canada, Inc.	4,151,010	100%
Energy Construction Services, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Five Points Construction Co.	Texas	NONE	Quanta Energy Services, LLC	4,093	100%
H. C. Price Canada Company	Nova Scotia	NONE	Price Gregory International, Inc.	100	100%

2

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
H. L. Chapman Pipeline Construction, Inc.	Delaware	NONE	Quanta Energy Services, LLC	1,000	100%
InfraSource Construction, LLC	Delaware	NONE	InfraSource, LLC	N/A	100%
InfraSource Field Services, LLC	Delaware	NONE	InfraSource, LLC	N/A	100%
InfraSource FI, LLC	Delaware	NONE	Quanta Fiber Networks, Inc.	N/A	100%
InfraSource Installation, LLC	Delaware	NONE	InfraSource, LLC	N/A	100%
InfraSource, LLC	Delaware	NONE	Quanta Energy Services, LLC	N/A	100%
InfraSource Services, LLC	Delaware	NONE	InfraSource, LLC	N/A	100%
InfraSource Transmission Services Company	Arizona	NONE	Quanta Electric Power Services, LLC	1	100%
InfraSource Underground Construction, Inc.	Delaware	NONE	InfraSource, LLC	1	100%
InfraSource Underground Services Canada, Inc.	Delaware	NONE	InfraSource, LLC	1	100%
Inline Devices, LLC	Texas	NONE	Mears Group, Inc.	N/A	100%
Intermountain Electric, Inc.	Colorado	NONE	Quanta Electric Power Services, LLC	1,000	100%

3

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
IonEarth, LLC	Michigan	NONE	Mears Group, Inc.	N/A	100%
Irby Construction Company	Mississippi	NONE	Quanta Electric Power Services, LLC	1,000	100%
Island Mechanical Corporation	Hawaii	NONE	Underground Construction Co., Inc.	1,120	100%
Lazy Q Ranch, LLC	Delaware	NONE	Quanta Asset Management, LLC	N/A	100%
Lindsey Electric, L.P.	Texas	NONE	North Houston Pole Line, L.P.	N/A	99.9%
			Mejia Personnel Services, Inc.	N/A	0.1%
Manuel Bros., Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
McGregor Construction 2000 Ltd.	Alberta	NONE	Quanta Services CC Canada Ltd.	100	100%
Mears Canada Corp.	Nova Scotia	NONE	Mears Group, Inc.	100	100%
Mears Construction, LLC	Georgia	NONE	InfraSource, LLC	N/A	100%
Mears Group, Inc.	Delaware	NONE	Quanta Energy Services, LLC	1,000	100%
Mears Group Pty Ltd.	Victoria, Australia	NONE	Quanta Services Netherlands B.V.	1,000	100%

4

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Mears/CPG LLC	Michigan	NONE	Mears Group, Inc.	100 Units	100%
Mearsmex S. de R.L. de C.V.	Mexico	NONE	Mears Group, Inc.	N/A	100%
Mears Pipelines Pty Ltd.	Victoria, Australia	NONE	Mears Group Pty Ltd.	1,000	100%
Mejia Personnel Services, Inc.	Texas	NONE	Quanta Electric Power Services, LLC	1,000	100%
Mercer Software Solutions, LLC	Texas	NONE	Quanta Energy Services, LLC	N/A	100%
Microline Technology Corporation.	Michigan	NONE	Mears Group, Inc.	300	100%
M.J. Electric, LLC	Delaware	NONE	Quanta Electric Power Services, LLC	N/A	100%
M.J. Electric California, Inc.	Delaware	NONE	M.J. Electric, LLC	1	100%
Nacap Australia Pty. Ltd.	Victoria, Australia	NONE	Quanta Services Australia Pty. Ltd.	727,908	100%
North Houston Pole Line, L.P.	Texas	NONE	Quanta Holdings 1 GP, LLC	N/A	99.9%
			Mejia Personnel Services, Inc.	N/A	0.1%
North Sky Engineering, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
NorthStar Energy Services, Inc.	North Carolina	NONE	Quanta Energy Services, LLC	1,165	100%

5

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Nova NextGen Solutions, LLC	Delaware	NONE	InfraSource FI, LLC	N/A	100%
O. J. Pipelines Canada Corporation	New Brunswick	NONE	Price Gregory International, Inc.	100	100%
O. J. Pipelines Canada Limited Partnership	Alberta	NONE	H.C. Price Canada Company	N/A	99%
			O. J. Pipelines Canada Corporation	N/A	1%
PAR Electrical Contractors, Inc.	Missouri	NONE	Quanta Electric Power Services, LLC	200	100%
Par Internacional, S. de R.L. de C.V.	Mexico	NONE	Quanta Services, Inc.	N/A	50%
			Par Electrical Contractors, Inc.	N/A	50%
Performance Energy Services, L.L.C.	Louisiana	NONE	Performance Group, L.L.C.	N/A	100%
Performance Group, L.L.C.	Louisiana	NONE	Quanta Energy Services, LLC	N/A	100%
Performance Labor Services, L.L.C.	Louisiana	NONE	Performance Group, L.L.C.	N/A	100%
Performance Management Services, L.L.C.	Louisiana	NONE	Performance Group, L.L.C.	N/A	100%
Phasor Engineering Inc.	Alberta	NONE	Quanta Services CC Canada Ltd.	1	100%
Potelco, Inc.	Washington	NONE	Quanta Electric Power Services, LLC	2	100%

6

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Price Gregory Construction, Inc.	Delaware	NONE	Price Gregory Services, LLC	49,000	100%
Price Gregory International, Inc.	Delaware	NONE	Price Gregory Services, LLC	32,000	100%
Price Gregory Services, LLC	Delaware	NONE	Quanta Energy Services, LLC	N/A	100%
PWR Financial Company	Delaware	NONE	Quanta Services, Inc.	1,000	100%
PWR Network, LLC	Delaware	NONE	PWR Financial Company	N/A	100%
QCS ECA 0927 Development Ltd.	British Columbia	NONE	Quanta Services CC Canada Ltd.	100	100%
QPS Engineering, LLC	Delaware	NONE	InfraSource, LLC	N/A	100%
QSI Finance (Australia) Pty. Ltd.	Victoria, Australia	NONE	QSI Finance I (US), Inc.	20,501,000	100%
QSI Finance Canada ULC	British Columbia	NONE	Valard Construction Ltd.	100	100%
QSI Finance I (US), Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
QSI Finance II (Lux) S.á r.l.	Luxembourg	NONE	QSI Finance I (US), Inc.	20,000	100%
QSI Finance III (Canada) ULC	British Columbia	NONE	QSI Finance II (Lux) S.á r.l.	100	100%
QSI Finance IV (Canada) ULC	British Columbia	NONE	QSI Finance III (Canada) ULC	100	100%
QSI Finance V (US), LLP	Delaware	NONE	QSI Finance III (Canada) ULC	N/A	99.9%
			QSI Finance IV (Canada) ULC	N/A	0.1%

7

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
QSI Finance VI (Canada) ULC	British Columbia	NONE	QSI Finance V (US), LLP	100	100%
QSI Finance VII (Canada) Limited Partnership	British Columbia	NONE	QSI Finance V (US), LLP	N/A	99.9%
			QSI Finance VI (Canada) ULC	N/A	0.1%
QSI Finance VIII (Canada) ULC	British Columbia	NONE	QSI Finance VII (Canada) Limited Partnership	100	100%
QSI Finance IX (Canada) Limited Partnership	British Columbia	NONE	QSI Finance VII (Canada) Limited Partnership	N/A	99.9%
			QSI Finance VIII (Canada) ULC	N/A	0.1%
QSI, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Asset Management LLC	Delaware	NONE	QSI, Inc.	N/A	100%
Quanta Associates, L.P.	Texas	NONE	Quanta Asset Management, LLC	N/A	99.9%
			QSI, Inc.	N/A	0.1%
Quanta Capital Solutions, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Capital South Africa (PTY) Ltd.	South Africa	NONE	Quanta Services Netherlands B.V.	100	100%

8

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Delaware, Inc.	Delaware	NONE	QSI, Inc.	1,000	100%
Quanta Electric Power Services, LLC	Delaware	NONE	Quanta Services, Inc.	N/A	100%
Quanta Energy Services, LLC	Delaware	NONE	Quanta Services, Inc.	N/A	100%
Quanta Fiber Networks, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Field Services, LLC	Delaware	NONE	Quanta Energy Services, LLC	N/A	100%
Quanta Government Services, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Government Solutions, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Holdings 1 GP, LLC	Delaware	NONE	PWR Financial Company	N/A	100%
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico	NONE	Quanta Services Netherlands B.V.	N/A	99.9%
			Quanta International Holdings, Ltd.	N/A	0.1%
Quanta International Holdings, Ltd.	British Virgin Islands	NONE	Quanta Services Netherlands B.V.	100	100%
Quanta International Limited	British Virgin Islands	NONE	Quanta Services, Inc.	100	100%
Quanta International Services, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%

9

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta LXVII Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXVIII Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXIX Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXX Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXXI Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXXII Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta LXXIII Acquisition, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Marine Services, LLC	Delaware	NONE	Quanta Energy Services, LLC	N/A	100%
Quanta Pipeline Services, Inc.	Delaware	NONE	Quanta Energy Services, LLC	1,000	100%
Quanta Power Generation, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Quanta Power, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Quanta Power Solutions India Private Limited	New Delhi, India	NONE	Quanta Services Netherlands B.V.	9,990	99%
			Quanta International Holdings, Ltd.	10	1%

10

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Receivables, LP	Delaware	NONE	Quanta Holdings 1 GP, LLC	N/A	99%
			PWR Network, LLC	N/A	1%
Quanta Renewable Construction (PTY) Ltd.	South Africa	NONE	Quanta Services Africa (PTY) Ltd.	100	100%
Quanta Services Africa (PTY) Ltd.	South Africa	NONE	Quanta Services Netherlands B.V.	100	100%
Quanta Services Australia Pty. Ltd.	Victoria, Australia	NONE	QSI Finance (Australia) Pty. Ltd.	50,865,923	100%
Quanta Services CC Canada Ltd.	British Columbia	NONE	QSI Finance V (US), LLP	85,673,689	100%
Quanta Services Chile SpA	Chile	NONE	Quanta Services Netherlands B.V.	1,000	100%
Quanta Services Colombia S.A.S.	Colombia	NONE	Quanta Services Netherlands B.V.	20,000	100%
Quanta Services Contracting, Inc.	Delaware	NONE	Quanta Services, Inc.	1,000	100%
Quanta Services Costa Rica Ltda.	Costa Rica	NONE	Quanta Services Netherlands B.V.	10	100%
Quanta Services Guatemala, Limitada	Guatemala	NONE	Quanta Services Netherlands B.V.	N/A	99.9%
			Quanta International Holdings, Ltd.	N/A	0.1%

11

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Services (India) Ltd.	British Virgin Islands	NONE	Quanta Services Netherlands B.V.	100	100%
Quanta Services Management Partnership, L.P.	Texas	NONE	Quanta Delaware, Inc.	N/A	99%
			QSI, Inc.	N/A	1%
Quanta Services Netherlands B.V.	The Netherlands	NONE	Quanta Services, Inc.	18,000	100%
Quanta Services of Canada Ltd.	British Columbia	NONE	QSI Finance V (US), LLP	C-6 P-2,274	100%
Quanta Services Panama, S. De R.L.	Panama	NONE	Quanta Services Netherlands B.V.	999	99.9%
			Quanta International Holdings, Ltd.	1	0.1%
Quanta Services Peru S.A.C.	Peru	NONE	Quanta Services Netherlands B.V.	5,499	99.98%
			Quanta International Holdings, Ltd.	1	0.02%
Quanta Technology Canada ULC	British Columbia	NONE	Quanta Services, Inc.	100	100%
Quanta Technology, LLC	Delaware	NONE	Quanta Electric Power Services, LLC	N/A	100%

12

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Quanta Tecnologia do Brasil Ltda.	Brazil	NONE	Quanta Services Netherlands B.V.	199,800	99.9%
			Quanta International Holdings, Ltd.	200	0.1%
Quanta Towergen Private Limited	Karnataka, India	NONE	Quanta Services Netherlands B.V.	9,999	99.9%
			Quanta International Holdings, Ltd.	1	0.1%
Quanta Utility Installation Company, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Quanta Utility Services – Gulf States, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Quanta Utility Services of Canada, Inc.	British Columbia	NONE	Quanta Services, Inc.	100	100%
QuantaWorks, LLC	Delaware	NONE	Quanta Electric Power Services, LLC	N/A	100%
Realtime Engineers, Inc.	Delaware	NONE	Realtime Utility Engineers, Inc.	1	100%
Realtime Utility Engineers, Inc.	Wisconsin	NONE	Quanta Electric Power Services, LLC	200	100%
RMS Holdings, LLC	Delaware	NONE	Quanta Energy Services, LLC	N/A	100%

13

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Road Bore Corporation	Hawaii	NONE	Underground Construction Co., Inc.	1,120	100%
Service Electric Company	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Servicios Par Electric, S. de R.L. de C.V.	Mexico	NONE	Quanta Services, Inc.	N/A	50%
			Par Electrical Contractors, Inc.	N/A	50%
Sharp’s Construction Services 2006 Ltd.	Alberta	NONE	Valard Construction Ltd.	Class A Common – 500	100%
Southwest Trenching Company, Inc.	Texas	NONE	North Houston Pole Line, L.P.	1,000	100%
Sumter Utilities, Inc.	Delaware	NONE	Quanta Electric Power Services, LLC	1,000	100%
Sunesys, LLC	Delaware	NONE	InfraSource FI, LLC	N/A	100%
Sunesys of Massachusetts, LLC	Delaware	NONE	Sunesys, LLC	N/A	100%
Sunesys of Virginia, Inc.	Virginia	NONE	Sunesys, LLC	1	100%
T. G. Mercer Consulting Services, Inc.	Texas	NONE	Quanta Energy Services, LLC	5,000	100%
The Ryan Company, Inc.	Massachusetts	NONE	Quanta Electric Power Services, LLC	1,000	100%
Tom Allen Constructon Company	Delaware	NONE	Quanta Energy Services, LLC	1,000	100%

14

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Total Quality Management Services, LLC	Delaware	NONE	VCS Sub, Inc.	N/A	100%
Underground Construction Co., Inc.	Delaware	NONE	Quanta Energy Services, LLC	1,000	100%
Utilimap Corporation	Missouri	NONE	Quanta Electric Power Services, LLC	1,000	100%
Utility Line Management Services, Inc.	Delaware	NONE	PAR Electrical Contractors, Inc.	1,000	100%
Valard Construction Ltd.	British Columbia	NONE	Quanta Services CC Canada Ltd.	Common – 51,093,922	100%
				Class A Non- Voting Exchangeable – 3,909,110	0%
Valard Construction LP	Alberta	NONE	Valard Construction Ltd.	9,999 Units	99.99%
			Valard Construction 2008 Ltd.	1 Unit	0.01%
Valard Construction 2008 Ltd.	Alberta	NONE	Valard Construction Ltd.	Class A Voting – 1	100%
Valard Construction (Manitoba) Ltd.	Manitoba	NONE	Valard Construction Ltd.	Class A Common Voting – 100	100%

15

SUBSIDIARY	SUBSIDIARY’S JURISDICTION OF FORMATION	OUTSTANDING OPTIONS, WARRANTS OR RIGHTS OF CONVERSION OR PURCHASE	OWNER (BORROWER OR SUBSIDIARY)	NO. OF SHARES OUT- STANDING	% OF OWNERSHIP INTEREST
Valard Construction (Ontario) Ltd.	Ontario	NONE	Valard Construction LP	100	100%
Valard Construction (Quebec) Ltd.	Quebec	NONE	Valard Construction Ltd.	1,000	100%
Valard Geomatics Ltd.	Alberta	NONE	Quanta Services CC Canada Ltd.	Class A Voting Common – 100	49%
				Class B Non- Voting Common – 100	100%
Valard Norway AS	Norway	NONE	Quanta Services Netherlands B.V.	Class A – 100	100%
Valard Sweden AB	Sweden	NONE	Quanta Services Netherlands B.V.	Class A – 100	100%
Valard Wellpoint Systems Ltd.	Alberta	NONE	Valard Construction Ltd.	Class A – 100	100%
VCS Sub, Inc.	California	NONE	Quanta Services, Inc.	1,000,000	100%
Winco, Inc.	Oregon	NONE	Quanta Electric Power Services, LLC	100	100%

16

Schedule 6.17

IP RIGHTS

U.S. Copyrights

Title	Claimant	Reg. No.	Reg. Date

QUANTA SERVICES DRY WASH SYSTEM	Quanta Services, Inc.	Pau3370906	11/7/2008

SPREADBOSS PIPE TRACKING AND DATA MANAGEMENT SOFTWARE	Mercer Software Solutions, LLC	TXu001777974	10/04/2011

U.S. Trademarks

Mark	Owner	Reg. No.	Reg. Date

QUANTA	Quanta Associates, L.P.	2,386,136	09/12/2000

QUANTA	Quanta Associates, L.P.	2,482,754	08/28/2001

QUANTA SERVICES	Quanta Associates, L.P.	2,410,600	12/05/2000

QUANTA SERVICES	Quanta Associates, L.P.	2,410,599	12/05/2000

LIGHTNING BOLTS IN FIST DESIGN	Quanta Associates, L.P.	2,312,485	01/25/2000

LIGHTNING BOLTS IN FIST DESIGN	Quanta Associates, L.P.	2,322,343	02/22/2000

PAR ELECTRICAL CONTRACTORS AND LIGHTNING BOLTS FIRST DESIGN	Quanta Associates, L.P.	1,987,917	07/23/1996

UC AND DESIGN	Quanta Associates, L.P.	1,248,630	08/16/1983

MEARS AND DESIGN	Quanta Associates, L.P.	2,676,127	01/21/2003

Q-TRENCH SOLUTION THE EDGE TO GET AHEAD (w/DESIGN)	Quanta Associates, L.P.	3,961,033	05/17/2011

INFRASOURCE AND DESIGN	Quanta Associates, L.P.	2,869,085	08/03/2004

INFRASOURCE AND DESIGN	Quanta Associates, L.P.	2,837,131	04/27/2004

INFRASOURCE	Quanta Associates, L.P.	2,837,134	04/27/2004

1

Mark	Owner	Reg. No.	Reg. Date

DACON	Quanta Associates, L.P.	3,425,153	05/13/2008

DASHIELL	Quanta Associates, L.P.	3,429,236	05/20/2008

REALTIME UTILITY ENGINEERS	Quanta Associates, L.P.	3,470,377	07/22/2008

MASLONKA	Quanta Associates, L.P.	3,335,084	11/13/2007

Q-TRENCH SOLUTION	Quanta Associates, L.P.	4,100,934	02/21/2012

INSIGHT	Microline Technology Corporation	3,675,613	09/01/2009

UTILIMAP	Utilimap Corporation	3,872,514	11/09/2010

TOTAL POLE SOLUTION	Utilimap Corporation	3,979,000	06/14/2011

SPREADBOSS	Mercer Software Solutions, LLC	4,239,428	11/06/2012

SPREAD BOSS AND DESIGN	Mercer Software Solutions, LLC	4,278,092	01/22/2013

U.S. Trademark Applications

Mark	Applicant/Owner	App. No.	Filing Date

QUANTA TECHNOLOGY	Quanta Associates, L.P.	86/085,536	10/08/2013

2

U.S. Patents

Patent	Owner	U.S. Patent No.	Issue Date

UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Quanta Associates, L.P.	5,743,675	4/28/98

UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Quanta Associates, L.P.	5,827,013	10/27/98

APPARATUS FOR PRECISELY MANIPULATING ELONGATE OBJECTS ADJACENT TO AND SUCH AS ENERGIZED OVERHEAD HIGH VOLTAGE TRANSMISSION LINES	Quanta Associates, L.P.	6,837,671	1/4/05

LIVE CONDUCTOR STRINGING AND SPLICING METHOD AND APPARATUS	Quanta Associates, L.P.	7,535,132	5/19/09

METHOD AND APPARATUS FOR PROVISION OF TEMPORARY CONDUCTOR TENSION SUPPORT IN TRANSMISSION OR DISTRIBUTION CIRCUITS	Quanta Associates, L.P.	7,977,571	7/12/11

BOOM MOUNTABLE ROBOTIC ARM	Quanta Associates, L.P.	8,226,069	7/24/12

DIG UNDER APPARATUS AND PROCESS	Quanta Associates, L.P.	8,484,866	7/16/13

LIVE CONDUCTOR STRINGING AND SPLICING METHOD AND APPARATUS	Quanta Associates, L.P.	8,508,081	8/13/13

COMPOSITE CAP	Quanta Associates, L.P.	8,511,020	8/20/13

STRUCTURAL CAP WITH COMPOSITE SLEEVES	Quanta Associates, L.P.	8,511,021	8/20/13

METHOD OF TRENCHING BELOW THE WATER LINE	H.L. Chapman Pipeline Construction, Inc.	7,870,683	1/18/11

PIPE STRESS DETECTION TOOL USING MAGNETIC BARKHAUSEN NOISE ANALYSIS	Microline Technology Corporation	8,035,374	10/11/11

COMMUNICATION SYSTEM FOR PIPELINE INSPECTION	Microline Technology Corporation	8,261,623	9/11/12

3

U.S. Patent Applications

Patent	Applicant	Owner	App. No.	Filing Date

UTILITY POLE GROUNDING WIRE REPLACEMENT WITH AN EMBEDMENT METHOD AND DEVICE	Richard C. Hannay	Quanta Associates. L.P.	12/712,137	02/24/2010

MOBILE TRAINING TRAILER FOR ELECTRIC TRANSMISSION LINES	Mark W. Lumry; Gordon B. Winfree	Quanta Associates. L.P.	13/034,848	02/25/2011

DRILLING FLUID RECOVERY WHEN DRILLING UNDER AN OBSTACLE OR WATER BODY	Karl D. Quackenbush; Ronald G. Halderman	Quanta Associates. L.P.	13/193,354	07/28/2011

AERIAL INSPECTION SYSTEM(S) AND METHOD(S)	Richard C. Hannay	Quanta Associates. L.P.	13/436,226	03/30/2012

INFRASTRUCTURE CORROSION ANALYSIS	Mark A. Gluskin, Kevin C. Garrity, Christopher M. Warner, Alan Eastman, and Mark Reiboldt	Quanta Associates, L.P.	13/464,729	05/04/2012

REMOTE MANIPULATOR FOR MANIPULATING LIVE MULTIPLE LIVE MULTIPLE SUB-CONDUCTORS IN A SINGLE PHASE BUNDLE	Clifford W. Devine; Daniel N. O’Connell	Quanta Associates. L.P.	12/227,834	04/13/09

SPINDRILL	Kenneth R. Edmonds; Nickolas G. Salisbury	Quanta Associates, L.P.	12/797,887	06/10/2010

MICROPILE FOUNDATION MATRIX	Nickolas G. Salisbury; Scott R. Tunison; Freeman A. Thompson	Quanta Associates, L.P.	12/797,945	06/10/2010

BATTERED ANGLED FLANGE COMPOSITE CAP	Nickolas G. Salisbury; Freeman A. Thompson	Quanta Associates, L.P.	12/813,076	06/10/2010

BOOM MOUNTABLE ROBOTIC ARM	Clifford W. Devine	Quanta Associates, L.P.	13/555,835	07/23/2012

REAL-TIME MONITORING OF ELECTRIC POWER SYSTEM VOLTAGE STABILITY MARGINS	Mevludin Glavic, Muhidin Lelic, Damir Novosel	Quanta Associates, L.P.	13/607,496	9/7/2012

BOOM MOUNTABLE ROBOTIC ARM	Clifford W. Devine	Quanta Associates, L.P.	13/374,057	12/09/2011

4

Licenses

Confirmatory License Agreement dated June 24, 2011 by and between Quanta Services of Canada, Ltd. and Quanta Services, Inc., granting and confirming an exclusive license of U.S. Patent No. 5,538,207, entitled “Boom-Mountable Robotic Arm,” to Quanta Services, Inc., along with a right to sublicense to all related entities of Quanta Services, Inc.

5

Schedule 8.01

LIENS EXISTING ON THE CLOSING DATE

1.	Cash collateral in the amount of $205,115 posted for Letters of Credit.

2.	Escrow accounts for the benefit of:

•	Quanta Marine Services, LLC in the amount of $500,081.24; and

•	The Ryan Company, Inc. in the amount of $1,028,035.05.

3.	All of the following:

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725148 Filed 7/25/2001 Financing Statement ************ #61515147 Filed 5/4/2006 Continuation ************** #11816969 Filed 5/13/2011 Continuation
Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725163 Filed 7/25/2001 Financing Statement ************ #61515154 Filed 5/4/2006 Continuation ************** #11817009 Filed 5/13/2011
Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation *************** UCC-3 Continuation	#10725189 Filed 7/25/2001 Financing Statement ************ #61515170 Filed 5/4/2006 Continuation ************** #11817025 Filed 5/13/2011
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#60538793 Filed 2/14/2006 Financing Statement *************** #60850016 Filed 3/13/2006 Assignment ************* #10171762 Filed 1/17/2011 Continuation

1

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	ANB Leasing Services, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#60826412 Filed 3/10/2006 Financing Statement *************** #61525633 Filed 5/5/2006 Assignment ************* #10446032 Filed 2/7/2011 Continuation
Quanta Services, Inc.	ANB Leasing Services, Inc.	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#61167667 Filed 4/7/2006 Financing Statement *************** #61521434 Filed 5/5/2006 Assignment ************* #10474554 Filed 2/9/2011 Continuation
Quanta Services, Inc.	Altec Capital Services, LLC ANB Leasing Services, a division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#61167691 Filed 4/7/2006 Financing Statement *************** #61525096 Filed 5/5/2006 Assignment ************* #10474646 Filed 2/9/2011 Continuation
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#63201266 Filed 9/18/2006 Financing Statement *************** #11076564 Filed 3/23/2011 Continuation
Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63206208 Filed 9/18/2006 Financing Statement ************ #12820564 Filed 7/21/2011 Amendment ************** #12820614 Filed 7/21/2011 Continuation
Quanta Services, Inc.	Gelco Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#63562527 Filed 10/13/2006 Financing Statement *************** #13205880 Filed 8/18/2011 Continuation

2

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#70466671 Filed 2/6/2007 Financing Statement *************** #20297103 Filed 1/24/2012 Continuation
Quanta Services, Inc.	ANB Leasing Services, a division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#74893011 Filed 12/28/2007 Financing Statement *************** #80760825 Filed 3/3/2008 Assignment ************** #24182053 Filed 10/31/2012 Continuation
Quanta Services, Inc.	ANB Leasing Services, a division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Assignment *************** UCC-3 Continuation	#74893136 Filed 12/28/2007 Financing Statement *************** #80760809 Filed 3/3/2008 Assignment *************** #24182038 Filed 10/31/2012 Continuation
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien ************** UCC-3 Continuation	#80455715 Filed 2/6/2008 Financing Statement *************** #24462216 Filed 11/19/2012 Continuation
Quanta Services, Inc.	ANB Leasing Services, a division of First American Bank	Delaware Secretary of State	UCC- 1 – Equipment Lien ************** UCC-3 Assignment *************** UCC-3 Continuation	#81517596 Filed 5/1/2008 Financing Statement *************** #81580164 Filed 5/7/2008 Assignment **************** #30657586 Filed 2/20/2013 Continuation
Quanta Services, Inc. Irby Construction Company	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien ************** UCC-3 Continuation	#82669487 Filed 8/5/2008 Financing Statement *************** #32820158 Filed 7/22/2013 Continuation

3

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien ************** UCC-3 Continuation	#82703500 Filed 8/7/2008 Financing Statement *************** #32820182 Filed 7/22/2013 Continuation
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#83080403 Filed 9/11/2008 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Continuation	#83412713 Filed 10/8/2008 Financing Statement *************** #33658771 Filed 9/19/2013 Continuation
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#90505179 Filed 2/17/2008 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#90806767 Filed 3/13/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#91311635 Filed 4/27/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#91530630 Filed 5/14/2009 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#92243431 Filed 7/13/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#92440011 Filed 7/30/2009 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93269773 Filed 10/12/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478465 Filed 10/29/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478515 Filed 10/29/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478556 Filed 10/29/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478580 Filed 10/29/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93478663 Filed 10/29/2009 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#93658991 Filed 11/13/2009 Financing Statement

4

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien ************* UCC-3 Amendment	#00032809 Filed 1/6/2010 Financing Statement *************** #00046585 Filed 1/7/2010 Amendment
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien ************* UCC-3 Amendment	#00033161 Filed 1/6/2010 Financing Statement *************** #00046676 Filed 1/7/2010 Amendment
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00033898 Filed 1/6/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00040448 Filed 1/6/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00040828 Filed 1/6/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00042022 Filed 1/6/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00045439 Filed 1/6/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00046205 Filed 1/7/2010 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00046387 Filed 1/7/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00686646 Filed 3/2/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#00867048 Filed 3/15/2010 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01065519 Filed 3/29/2010 Financing Statement

5

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01157787 Filed 4/5/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01158066 Filed 4/5/2009 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01409451 Filed 4/23/2010 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#01538564 Filed 5/3/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#02546962 Filed 7/22/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#02914293 Filed 8/19/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#03501339 Filed 10/7/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#03821083 Filed 11/1/2010 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#04255265 Filed 12/3/2010 Financing Statement
Quanta Services, Inc.	Gelco Corporation dba GE Fleet Services	Delaware Secretary of State	UCC- 1 – Equipment Lien	#11751893 Filed 5/10/2011 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#12586926 Filed 7/6/2011 Financing Statement *************** #12632373 Filed 7/11/2011 Amendment
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#12829508 Filed 7/22/2011 Financing Statement *************** #12911298 Filed 7/28/2011 Amendment
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment	#14261767 Filed 11/4/2011 Financing Statement *************** #1452226 Filed 11/28/2011 Amendment
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#14533942 Filed 11/29/2011 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#20478448 Filed 2/7/2012 Financing Statement

6

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#20478877 Filed 2/17/2012 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#20724551 Filed 2/24/2012 Financing Statement *************** #20753568 Filed 2/27/2012 Amendment
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#24120798 Filed 1018/2012 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#33322022 Filed 8/15/2013 Financing Statement
Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC- 1 – Equipment Lien	#33663573 Filed 9/16/2013 Financing Statement
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63251840 Filed 9/20/2006 Financing Statement *************** #63285921 Filed 9/22/2006 Amendment *************** #12073537 Filed 6/01/2011 Continuation
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63251949 Filed 9/20/2006 Financing Statement *************** #63286044 Filed 9/22/2006 Amendment **************** #12052465 Filed 5/31/2011 Continuation
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63251998 Filed 9/20/2006 Financing Statement *************** #63285988 Filed 9/22/2006 Amendment *************** #13085027 Filed 8/10/2011 Continuation

7

COMPANY	SECURED PARTY	JURISDICTION	TYPE OF FILING	FILING INFORMATION
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien *************** UCC-3 Amendment *************** UCC-3 Continuation	#63252038 Filed 9/20/2006 Financing Statement *************** #63286168 Filed 9/22/2006 Amendment *************** #12074774 Filed 6/1/2011 Continuation
Quanta Services, Inc. Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Delaware Secretary of State	UCC- 1 – Equipment Lien	#63252046 Filed 9/20/2006 Financing Statement *************** #63286093 Filed 9/22/2006 Amendment *************** #12073768 Filed 6/1/2011 Continuation

8

Schedule 8.02

INVESTMENTS EXISTING ON THE CLOSING DATE

1.	All equity Investments and binding commitments for equity Investments existing on the Closing Date in:

•	Howard Midstream Energy Partners, LLC (d/b/a Howard Energy Partners) (30.8620081%);

•	Sunesys, LLC, a Delaware limited liability company (100%);

•	Sunesys of Virginia, Inc., a Virginia corporation (100%);

•	Nova Group, Inc.-Underground Construction Co., a Joint Venture (50%);

•	New Energy Alliance, LLC, a Delaware limited liability company (50%);

•	Cianbro|Irby, A Joint Venture (50%);

•	Valard Burns & McDonnell Ltd., a British Columbia limited company (50%);

•	Choctaw II Oil & Gas, Ltd., a Texas limited partnership (13.400266%);

•	Tikigaq/Conam, LLC, an Alaska limited liability company (49%);

•	MJE.RAI, Joint Venture (50%)

•	MPS Constructors, LLC, a Delaware limited liability company (33 1/3%)

•	Rockaway JV, LLC, a Delaware limited liability company (50%)

•	Sage Road Fund I, LP, a Delaware limited partnership (16.4%)

•	Petroplex Investment Company, LLC, a Delaware limited liability company (5%)

2.	Investments in the form of a loan to:

•	NJ Oak Solar Finco LLC by Quanta Capital Solutions, Inc. in the outstanding principal amount of $4,000,000.00; and

•	Pilgrim Pipeline Holdings Limited Liability Company by Quanta Capital Solutions, Inc. in the outstanding principal amount of $301,500.00.

3.	All Investments in Foreign Subsidiaries (or any of their successors or assigns) existing on or prior to the Closing Date including, without limitation, the following:

•	Allteck Line Contractors, Inc., a British Columbia corporation;

•	Quanta Services of Canada Ltd., a British Columbia limited company;

1

•	Mears Canada Corp., a Nova Scotia corporation;

•	Mearsmex S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Par Internacional, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Servicios Par Electric, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Quanta International Limited, a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Tecnologia do Brasil Ltda, a sociedades comerciais limitada organized under the laws of Brazil;

•	Quanta Power Solutions India Private Limited, a private limited company organized under the laws of India;

•	Mears Group Pty Ltd, a private company organized under the laws of Australia;

•	Quanta International Holdings, Ltd., a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Services (India) Ltd., a company limited by shares organized under the laws of the British Virgin Islands;

•	Quanta Services Netherlands B.V., a Besloten Vennootschap organized under the laws of the Netherlands;

•	Quanta Services Costa Rica, Limitada, a sociedad limitada organized under the laws of Costa Rica;

•	Quanta Services Guatemala, Limitada, a sociedad limitada organized under the laws of Guatemala;

•	1298888 Alberta Ltd., an Alberta limited company;

•	618232 Alberta Ltd., an Alberta limited company;

•	All Power Products Inc., an Alberta limited company;

•	EHV Elecon Inc., a corporation organized in Puerto Rico;

•	EHV Power ULC, an unlimited liability corporation organized in British Columbia;

•	H.C. Price Canada Company, a Nova Scotia company;

2

•	O.J. Pipelines Canada Corporation, a New Brunswick corporation;

•	O.J. Pipelines Canada Limited Partnership, a limited partnership organized in Alberta;

•	QSI Finance Canada ULC, an unlimited liability corporation organized in British Columbia;

•	Quanta Services CC Canada Ltd., a British Columbia limited company;

•	Quanta Technology Canada ULC, an unlimited liability corporation organized in British Columbia;

•	Quanta Utility Services of Canada, Inc., a corporation organized in British Columbia;

•	Sharp’s Construction Services 2006 Ltd., an Alberta limited company;

•	Valard Construction 2008 Ltd., an Alberta limited company;

•	Valard Construction Ltd., a British Columbia limited company;

•	Valard Construction LP, an Alberta limited partnership;

•	Valard Construction (Manitoba) Ltd., a Manitoba limited company;

•	Valard Construction (Ontario) Ltd., an Ontario limited company;

•	Valard Wellpoint Systems Ltd., an Alberta limited company;

•	Aedon Consulting Inc., a British Columbia corporation;

•	Coe Drilling Pty. Ltd., a Victoria, Australia proprietary limited company;

•	Mears Group Pty Ltd., a Victoria, Australia proprietary limited company;

•	Mears Pipelines Pty Ltd., a Victoria, Australia proprietary limited company;

•	Nacap Australia Pty. Ltd., a Victoria, Australia proprietary limited company;

•	Phasor Engineering Inc., a British Columbia corporation;

•	QCS ECA 0927 Development Ltd., a British Columbia limited company;

•	QSI Finance (Australia) Pty. Ltd., a Victoria, Australia proprietary limited company;

•	QSI Finance II (Lux) S.á r.l., a Luxembourg private limited liability company (société à responsabilité limitée);

•	QSI Finance III (Canada) ULC, an unlimited liability corporation organized in British Columbia;

3

•	QSI Finance IV (Canada) ULC, an unlimited liability corporation organized in British Columbia;

•	QSI Finance VI (Canada) ULC, an unlimited liability corporation organized in British Columbia;

•	QSI Finance VII (Canada) Limited Partnership, a British Columbia limited partnership;

•	QSI Finance VIII (Canada) ULC, an unlimited liability corporation organized in British Columbia;

•	QSI Finance IX (Canada) Limited Partnership, a British Columbia limited partnership;

•	Quanta Capital South Africa (PTY) Ltd., a South Africa proprietary limited company;

•	Quanta Infrastructure Services, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico;

•	Quanta Renewable Construction (PTY) Ltd., a South Africa proprietary limited company;

•	Quanta Services Africa (PTY) Ltd., a South Africa proprietary limited company;

•	Quanta Services Australia Pty. Ltd., a Victoria, Australia proprietary limited company;

•	Quanta Services Panama, S. De R.L., a Panama limited liability company of variable capital;

•	Quanta Services Peru S.A.C., a Peru closed corporation (sociedad anónima cerrada);

•	Quanta Towergen Private Limited, a Karnataka, India private limited company;

•	Valard Geomatics Ltd., an Alberta limited company;

•	Valard Norway AS, a Norwegian private limited liability company (aksjeselskap); and

•	Valard Sweden AB, a Swedish joint stock company (aktiebolag).

4

Schedule 8.03

EXISTING INDEBTEDNESS

Miscellaneous Indebtedness existing on the books of the Company’s Subsidiaries consisting primarily of capital leases and financed equipment with the aggregate amount of all such Indebtedness not exceeding $5.0 million as of the Closing Date.

Schedule 8.08

TRANSACTIONS WITH AFFILIATES AND INSIDERS

•	The Company has entered into an indemnity agreement with each of its directors and executive officers. The indemnity agreements generally provide that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the Company. In addition, the indemnity agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The indemnity agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the Company will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution the Company may have against the indemnitee. Upon any “potential change in control” (as defined in the indemnity agreements) of the Company, the indemnitee has the right to cause the Company to create a trust and to fund the trust with an amount sufficient to satisfy any indemnifiable expenses expected to be incurred by the indemnitee. The indemnity agreements will continue as long as the director or executive officer is subject to any potential proceeding in his or her capacity as such, regardless of when the individual’s service to the Company ends.

•	The Company and each of its Subsidiaries enters into employment agreements with certain of its officers. The principal terms of the employment agreements with the Company’s named executive officers are described in reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

•	From time to time, the Company or a Subsidiary may enter into agreements to the extent permitted by this Agreement (other than this Section 8.08) with and/or take a minority ownership position in companies owned or controlled by family members of officers of such Person for purposes of obtaining benefits available in connection with governmental programs, organizations or incentives (including, by way of illustration and without limitation, such programs or incentives relating to small businesses or transactions with women- or minority-owned businesses).

•	From time to time and as part of the arms-length negotiation of the acquisition of Subsidiaries, Company or its Subsidiaries may have entered into transactions with certain officers of its Subsidiaries (including, by way of illustration and without limitation, leases or rental agreements with such officers) that, when taken outside the context of the acquisition as a whole, may not be viewed as being substantially as favorable to Company as would be obtainable by it in an arms-length transaction with a different third-party.

•	From time to time, Company or its Subsidiaries have entered into and may enter into transactions with certain officers of Company or its Subsidiaries or with certain individuals or entities related to or affiliated with officers of Company or its Subsidiaries (including, by way of illustration and without limitation, facilities leases, equipment rental agreements, or catering services contracts), subject to appropriate approvals pursuant to Company’s related party transactions policy.

•	The sale, transfer, license, lease or other disposition, outside the ordinary course of business on terms and conditions substantially as favorable to such Person as would be obtainable by it in

1

a comparable arms-length transaction with a Person other than an officer, director or Affiliate, of any equity Investment that constitutes 50% or less of the Capital Stock in any Person other than a Subsidiary, including, without limitation, any equity Investment existing on the Closing Date listed under Item 1 of Schedule 8.02 hereof, provided such disposition is permitted pursuant to Section 8.05 of the Agreement.

2

Schedule 11.02

CERTAIN ADDRESSES FOR NOTICES

1. Address for all Loan Parties:

Quanta Services, Inc.
2800 Post Oak Blvd., Suite 2600
Houston, Texas 77056-6175
Attention:	Chief Financial Officer
Telephone:	(713) 629-7600
Facsimile:	(713) 629-7676

With a copy to:

Quanta Services, Inc.
2800 Post Oak Blvd., Suite 2600
Houston, Texas 77056-6175
Attention:	General Counsel
Telephone:	(713) 629-7600
Facsimile:	(713) 629-7639

With a copy to:

Quanta Services, Inc.
2800 Post Oak Blvd., Suite 2600
Houston, Texas 77056-6175
Attention:	Treasurer
Telephone:	(713) 629-7600
Facsimile:	(713) 629-7676

2.	Bank of America, N.A., as Administrative Agent, L/C Issuer or Swing Line Lender:

Administrative Agent (for payments and Requests for Credit Extensions) and Swing Line Lender:

Bank of America, N.A.

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-04

Dallas, Texas 75202-3714

Attention: Jennifer Ollek, Credit Services Representative

Telephone: 972-338-3767

Telecopier: 214-290-8374

Electronic Mail: Jennifer.a.ollek@baml.com

Account No. (for Dollars): 1292000883

Ref: Quanta Services, Inc., Attn: Credit Services

ABA# 026009593

1

Account No. (for Australian Dollar): 520190661017

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAAUSX

Account No. (for Canadian Dollar): 711465003220

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFACATT,

Bank of America Canada (Transit #0132)

Account No. (for Euro): 65280019

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAGB22

Account No. (for Mexican Peso): 945995193009

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAMXMX

Account No. (for Sterling): 65280027

Ref: Quanta Services, Inc., Attn: Credit Services

London Sort Code: 16-50-50

Swift Address: BOFAGB22

Account No. (for Yen): 606490661046

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFAJPJX

Account No. (for Singapore Dollar): 621290661054

Ref: Quanta Services, Inc., Attn: Credit Services

Swift Address: BOFASG2X

Other Notices as Administrative Agent:

Bank of America, N.A. – Agency Management

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-11

Dallas, TX 75202-3714

Attention: Anthony Kell, Agency Management Officer

Telephone: 214.209.4124

Telecopier: 214.290.9422

Electronic Mail: anthony.w.kell@baml.com

L/C Issuer:

Bank of America, N.A.

Trade Operations

1000 W Temple St

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

2

Attention: Jay Mendon, Trade Finance Coordinator

Telephone: 213.580.8351

Telecopier: 213.457.8841

Electronic Mail: jay.mendon@baml.com

3.	Company’s Internet website address: www.quantaservices.com

3